Exhibit 1.01

Confidential Limited Offering Memorandum

To:	Copy Number:

A Publicly held Nevada corporation subject to Sections 13 and 15(d) of the Exchange Act

800 Units

Each Unit is offered at $25,000 and is comprised of 5,000 shares of Puget’s Class B Convertible Preferred Stock. Each share of Class B Convertible Preferred Stock is convertible into ten shares of Puget’s Common Stock with provisions restricting a reduction in the number of shares of Common Stock into which it can be converted notwithstanding changes in capitalization (such as reverse stock splits).

Investment in this Limited Offering is suitable only for experienced investors (or investors who have reliable personal advisors with substantial investment experience) and who can afford to bear the risks of their investment without material change in their standard of living. Consequently, it is available only to accredited investors (as defined in Rule 501 of Commission Regulation D) and up to 35 qualified non-accredited investors. This Limited Offering involves a number of material risks, including immediate dilution in the book value of the investment and the fact that the offering price of the Shares of Class B Convertible Preferred Stock was arbitrarily determined by Puget. Closing on this offering will be conditioned on attainment of the Minimum Placement, as described below.

These securities have not been registered with the securities & exchange commission, in reliance upon exemptions provided by Rule 506(b) promulgated under authority of the Securities Act of 1933, as amended, nor have they been registered under the securities acts of any state in reliance upon corresponding exemptions of each state in which the securities will be offered. No federal, state or local agency has passed or will pass upon the merits of any securities, nor upon the accuracy or completeness of any offering circular or other selling literature. Any representation to the contrary is unlawful.

	Limited Offering Price	Commissions & Expenses (1)	Aggregate Proceeds To Puget (2)
Minimum Placement	$3,000,000	Up to $320,000	Not less than $2,680,000
Total Placement	$20,000,000	Up to $2,020,000	Not less than $17,980,000

(1)	The Units will be offered through Puget’s officers and directors and officers of its parent, Qest, on an uncompensated basis, as well as with the assistance of duly licensed broker dealers in securities. Such brokers or dealers will be paid commissions of up to 10% of their gross sales. Fixed expenses of the offering, including legal fees are expected to be approximately $20,000. In addition to the commissions, participating broker dealers will receive warrants to purchase Class B Convertible Preferred Stock equal to 5% of the securities they place (a maximum, assuming that they sell all 4,000,000 of the shares offered, of warrants to purchase 200,000 shares). Such warrants will be exercisable at $5.50 per share during the seven-year period following closing on this Limited Offering subject to the terms and conditions of Puget’s current Warrant Indenture heretofore filed with the Commission. Participating broker dealers may elect to receive their commissions in shares of the Class B Convertible Preferred Stock valued at the offering price listed above.

(2)	To the extent that commissions and offering expenses are less than anticipated, the proceeds to Puget would be correspondingly increased.

(3)	Puget must close on subscriptions for the Minimum Placement (120 of the Units offered) on or before November 15, 2021. To the extent the initial subscription is less than the Minimum Placement, all proceeds received prior to closing on the Minimum Placement must be maintained in an escrow account with Puget’s legal counsel and must be returned to Investors, without deductions but also without payment of interest if the Minimum Placement has not been closed by the 4:30 p.m., New York City time, on November 15, 2021.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

The date of this Memorandum is October 15, 2021

This Memorandum does not constitute an offer or solicitation in any state or other jurisdiction in which such an offer or solicitation is not authorized. Exemption from the registration requirements imposed by section 5 of the Securities Act, is based on the exemptive provisions of Rule 506(b) thereof. Since the securities are not registered under the Securities Act they may be sold, transferred or otherwise disposed of by an investor only if they are registered under applicable federal and state securities laws or if in the opinion of counsel for Puget, registration under such acts is not required.

This Memorandum constitutes a solicitation for offers rather than an offer and is directed solely to the person whose name appears on the cover hereof. Delivery of this Memorandum to anyone other than the person whose name appears on the cover hereof is unauthorized and any reproduction of this Memorandum, in whole or in part, without the prior written consent of Puget’s management is prohibited. Puget reserves the right to withdraw or modify this Limited Offering at any time prior to closing on all the subscriptions for securities accepted by Puget.

Prospective investors should not construe the contents of this Memorandum as legal, tax or investment advice. Each investor should consult his or her own counsel, accountant or business advisor as to legal, tax and related matters concerning his investment. Purchase of the securities should be considered only by persons who understand or who have been advised of the nature of, the tax consequence of, and the risk factors associated with, such investment and can afford a total loss of their investment without materially adverse consequences to their standard of living. Offerees must rely only on the advice of their own legal, economic and tax advisors in analyzing the accuracy of the presentations, estimates, forecasts and legal conclusions contained in this Memorandum.

No legal, accounting or business advisors retained by Puget for the preparation of this Memorandum nor any broker dealers assisting in the placement of the Units shall be liable to any investor for malpractice or otherwise, except in the event of actionable fraud. Furthermore, subsidiaries, affiliates, trustees, beneficiaries, officers or directors thereof will not be liable to investors for any reason, except in the event of such person’s material: (1) misrepresentations; (2) intentional omissions; or (3) recklessness. The estimates and forecasts contained in this Memorandum are based on assumptions and hypotheses, the accuracy of which is subject to substantial risks and contingencies both initially and throughout the existence of Puget. They are illustrative only and each Offeree is urged to consult with his, her or its own legal, economic and tax advisors who should, on the basis of their own expertise and experience, render their estimates and forecasts on which the Offeree should rely. No assurances can be provided that, as a consequence of actual factual or legal circumstances differing from those assumed by Puget and reflected in this Memorandum, the potential benefits described in this Memorandum will not prove to be unattainable. Puget’s management has not knowingly made any untrue statement of a material fact or omitted to state any material facts required to be stated in order to make the statements herein not misleading. Nonetheless, future events may affect the continuing accuracy of the facts and conclusions contained herein. In such case, during the continuance of this Limited Offering, Puget’s management shall, to the extent that it is aware of such events and deems them material, supplement this Memorandum through postings on its website at https://pugettechnologies.com/.

Offerees are hereby invited to arrange for meetings with Puget’s management or its duly authorized representatives to discuss the terms of this Limited Offering or any of the matters discussed herein. At any such meeting, representatives of Puget’s management will also answer any material questions raised by prospective investors. Offerees are invited to request from Puget’s management the loan of copies of any documents or instruments which an Offeree deems material to his, her or its investment decision. Appointments can be arranged by calling the principals of Puget’s management at 1 561 2108535, by email at info@pugettechnologies.com, through its website at https://pugettechnologies.com/, or by writing to Puget Technologies, Inc.; 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432.

This Memorandum contains a summary of certain provisions of the documents associated with investment in the securities and summaries of various provisions of relevant statutes and of regulations promulgated thereunder. While Puget’s management believes that these summaries fairly reflect the substance of such documents, statutes or regulations, the summaries do not purport to be complete, or, in light of the dynamic nature of government statutes or regulations, purport to reflect accurately either current statutes or regulations, or correct binding interpretations 31thereof. Consequently, all such summaries are qualified in their entirety by reference to the texts of the original documents, statutes and regulations. No Limited Offering literature or advertising in any form may be employed in the Limited Offering except for this Memorandum, the statements contained herein and the summary hereof provided for use in soliciting indications of interest by broker dealers from their clients. No person has been authorized to make any representations, or give any information with respect to the securities (except Puget’s management and agents, on request). The Offeree, by accepting delivery of this Memorandum, agrees to absolutely maintain the confidentiality of the Memorandum and to return this Memorandum and all other documents to Puget’s management if the Offeree does not agree to purchase any of the securities.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Materials Incorporated by Reference

Puget’s reports on Commission Forms 10-K, 10-Q and 8-K are accessible through the Commission’s Internet website located at SEC Puget Site (click to access EDGAR archives) and at Puget’s website (click to access) and are incorporated by reference herein. The annual report on Form 10-K for the year ended October 31, 2020, the Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2021, April 30, 2021 and July 31, 2021, and, the current reports on Form 8-K filed since July 31, 2021 are the principal disclosure documents associated with this Limited Offering and this Memorandum is merely meant to supplement such reports with information particular to this Limited Offering not contained in such reports.

In addition, specific information concerning Puget’s history, proposed business, management, shareholders, unaudited financial statements, details of this Limited Offering and risks of the offering are accessible at Puget’s website to prospective Subscribers who have obtained special login data (username and password), restricted from the public in order to comply with applicable securities law prohibitions on advertisement and general solicitation. Copies of the foregoing will be loaned upon request to Investors who do not have access to the Internet subject to contractual restrictions on retaining, copying or disseminating such materials. If you require such copies, please contact Puget Technologies, Inc.; 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; Attention: Hermann Burckhardt; Telephone: 1 561 2108535 and make arrangements to borrow them.

Forward-Looking Statements

Any statements made in this Memorandum that are not statements of historical fact, including statements about Puget’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. Puget bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this Memorandum, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although Puget believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect Puget’s actual results to differ materially from those expressed in the forward-looking statements and projections. Puget undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If Puget does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Table of Contents

Item	Page

Exchange Act Reports Incorporated by Reference
Glossary	4
Dilution	10
Determination of Limited Offering Price	13
Use of Proceeds	13
The Company	15
Management	21
Terms of the Limited Offering	30
Description of the Securities Offered	32
Indemnification Arrangements	35
Litigation	37
Legal Opinions	37
Experts	37
Additional Information	38
Certifications	49
Pro Forma Financial Statements & Projections	40
Subscription Agreement	46
Form of Investment Letter	55

Glossary

As used in this Memorandum and in Puget’s annual report on Form 10-K for the calendar year ended October 31, 2021, quarterly reports for the fiscal quarters ended January 31, 2021, April 30, 2021 and July 31, 2021, and current reports on Form 8-K for the periods following July 31, 2021, all of which are accessible by through links appearing on page 3, the principal sources of information with respect to this Limited Offering all incorporated by reference hereto, the following terms have the meanings set forth below:

Accredited Investor:	An investor who meets one or more of the criteria set forth in Rule 501(a) of Regulation D of the General Rules and Regulations of the U.S. Securities and Exchange Commission.

Affiliate:	An “Affiliate” of another person means (1) any person directly or indirectly owning, controlling or holding with power to vote ten percent or more of the outstanding voting securities of such other person; (b) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person; (c) any person directly or indirectly controlling, controlled by or a partner of such other person; (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity; and (e) any person or company with whom a company has an association and who may be expected to do business with such company.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Aggregate Subscriptions:	The total, as expressed in dollars, of Units subscribed for (i.e., up to $20,000,000).

BCSF	Behavioral Centers of South Florida LLC, a Florida limited liability company engaged in healthcare related operations to be acquired by Puget using a portion of the proceeds of this Limited Offering.

Business Development Company:	A business development company is an organization that invests in small- and medium-sized companies as well as distressed companies and helps the small- and medium-sized firms grow in the initial stages of their development. With distressed businesses, the business development company helps the companies regain sound financial footing. Although in the nature of a closed end investment fund, they are subject to more limited requirements under the Investment Company Act pursuant to the provisions of Sections 54(a) through 65 thereof.

Capital Stock:	The generic term for Puget’s equity securities, whether designated as common or preferred (see “Description of Securities”).

Care Suites	Care Suites, LLC, a Delaware limited liability company organized to provide doctors and other healthcare and wellness professionals with space, equipment and support needed to start a private practice on a turnkey basis in a single solution at a fraction of usual costs.

Class B Convertible Preferred Stock:	The Shares of Puget’s preferred stock, $0.001 par value, of which 5,000,000 shares have been designated with the attributes described in “Description of Securities” and “Terms of the Limited Offering”). Each share of Class B Convertible Preferred Stock is convertible into ten shares of Common Stock which amount will not be negatively altered as a result of any recapitalizations (e.g., reverse stock split) without consent of a majority of its holders and each share thereof has 1,000 votes at meetings of Puget’s stockholders. Approximately 3,001,904 shares were outstanding as of July 31, 2021. At the annual meeting of Puget’s shareholders held on June 7, 2021, the shareholders approved amendments to Puget’s articles of incorporation, including amendment to Puget’s authorized capitalization raising it to 10,000,000,000 shares of Capital Stock, 9,900,000,000 shares of which would be designated as Common Stock, without par value, and 10,000,000 shares of which will continue to be designated Preferred Stock, but without par value. It is anticipated that pursuant to authority granted to Puget’s Board of Directors under its articles of incorporation and under Nevada corporate law, as well as, as ratified by Puget’s shareholders at their 2021 annual meeting, the authorized shares of Class B Convertible Preferred Stock will be increased from 5,000,000 to 9,500,000, but with the par value removed, and the remaining 500,000 shares will be comprised of the currently outstanding Series A Super Voting Preferred Stock, but again, without par value (see “Description of Securities”).

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Common Share Equivalent	The term for the concept used to permit calculation of dilution for investors to this Limited Offering by treating the Class B Convertible Preferred Stock as if it had been converted into Common Stock based on current conversion criteria but without taking into account the antidilutive component of the Class B Convertible Preferred Stock.

Common Stock:	The shares of Puget’s common stock, $.001 par value, of which 4,990,000,000 shares are currently authorized and 4,745,728,041 were outstanding as of July 31, 2021 (see “Description of Securities” and “Terms of the Limited Offering”). At the June 7, 2021 annual meeting of Puget’s shareholders, shareholders ratified the prior authorization to increase Puget’s authorized shares of Common Stock to 9,900,000,000 shares. See description above with respect to the changes in Puget’s authorized capitalization authorized at Puget’s 2021 annual meeting of shareholders.

Current Stockholders:	The generic term for Puget’s stockholders prior to offering of the Units through this Memorandum.

D & D:	D & D Rehab Center, Inc., a Florida corporation engaged in healthcare related operations to be acquired by Puget using a portion of the proceeds of this Limited Offering.

Exchange Act Reports:	Reports filed with the Commission as required under the Exchange Act and the Securities Act and publicly available through the Commission’s public reading rooms and accessible at the Commission’s website at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany& CIK=0001540615&type=&dateb=2020&owner=include&count=100&search_text, in its EDGAR archives. They include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Exchange Act:	The Securities Exchange Act of 1934, as amended.

FINRA:	The Financial Industry Regulatory Authority, Inc., a private corporation that acts as a self-regulatory organization. FINRA is the successor to the National Association of Securities Dealers, Inc. and the member regulation, enforcement, and arbitration operations of the New York Stock Exchange.

Glades	A joint venture formed by Primary Medical Physicians, LLC, a Florida limited liability (“PMP”), and, Glades Medical Centers LLC, a Florida limited liability company using Glades Medical Centers of Florida, LLC, a Florida Limited Liability company (“GMCF”) as the joint venture vehicle all three entities being hereinafter collectively referred to as Glades. The individual principals involved are Messrs. Carlos H. Arce, Esquire, Robbie Chamoun and Daniel Sierra, and, Ramon A. Berenguer, MD, all Florida residents. Glades is focused on primary care diagnosis and treatments for illnesses such as colds, flu, stomach aches or ear infections; minor injury care such as less severe bumps, cuts, abrasions or sprains; pediatrics from common childhood illnesses like influenza, bronchitis, rashes or infections, to minor injury care for cuts, lacerations, sprains or breaks; x-rays and in-house lab testing, and occupational medicine. It is a party to a letter of intent that contemplates its acquisition by Puget and eventual merger into Now Health.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Investment Company Act:	The Investment Company Act of 1940, as amended, which governs closed and open ended investment companies (mutual funds).

Limited Offering	An offering of securities pursuant to the exemption from registration under Section 5 of the Securities Act provided by Rule 506(b) of Regulation D Promulgated thereunder where limits are placed on either the amount of the offering, the number or nature of the persons permitted to participate or the manner in which the offering may be made with respect to advertising and solicitation, and where the securities issued are restricted from transfer unless registered under Section 5 of the Securities Act or eligible for transfer under exemptions provided under Sections 3 or 4 thereof or under Rules promulgated thereunder.

Maximum Placement:	The sale of all 800 Units offered through this Memorandum subject to having attained the Minimum Placement prior to November 15, 2021.

Memorandum;	This document, including all exhibits, supplements and amendments.

Minimum Placement:	The closing on subscriptions for at least 120 of the Units offered through this Memorandum on or before November 15, 2021.

Net Proceeds:	All proceeds derived from this Limited Offering except any commissions and expense allowances paid to registered broker dealers in securities and certain fixed expenses associated with the Limited Offering.

NHC	Now Health Corp., a Florida corporation recently organized as a consolidated Puget subsidiary by Puget which will own 80.4% of its Capital Stock, Karen Lynn Fordham, Puget’s president and chief executive officer who helped develop the concept prior to joining Puget and who will own 4.9% of NHC’s Capital Stock; and, Paula H. Walker, RT, BSN, RN, and Mary N. Smith, experienced healthcare professionals who developed the concept along with Ms. Fordham and who will each own 4.9% of NHC’s Capital Stock. Albert Mayor Cohen a member of the board of directors NHC at 4.9% of NHC’s Capital Stock.

Non-Accredited Investor:	Any investor who is not an Accredited Investor, as that term is defined in Rule 501(a) of Regulation D of the General Rules and Regulations of the U.S. Securities and Exchange Commission (see the definition of “Accredited Investor” above). Only up to 35 Non-Accredited Investors may participate in this Limited Offering.

Offeree:	Any person or entity to whom an offer to purchase Units is extended and who executes an Acknowledgment of Receipt of this Memorandum.

Organization and Limited Offering Expenses:	Expenses incurred in connection with qualifying and marketing the Units under applicable federal and state law and any other expenses actually incurred and directly related to the qualification, registration, offering and sale of the Units, including expenses such as: (i) legal fees; (ii) payments made to broker/dealers as compensation or reimbursement for costs of reviewing the offering, including due diligence investigations and fees or expenses of their attorneys, accountants and other experts; (iii) registration fees, filing fees and taxes; (iv) the cost of printing, amending, supplementing and distributing the Memorandum; (v) the cost of obtaining regulatory clearance of, and printing and distributing sales materials used in connection with, the offering and sale of Units; and (vi), the costs related to investor and broker/dealer sales meetings.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Pink Open Market:	Pink Open Market, is the lowest and most speculative tier of the three marketplaces for the trading of over-the-counter stocks. All three tiers are operated by the OTC Markets Group. This marketplace offers to trade in a wide range of equities through any broker and includes companies in default or financial distress. Since it has no disclosure requirements, categorization of OTC Pink Market companies is based on information provided by the issuer.

Preferred Stock:	The 10,000,000 shares of capital stock, $0.001 par value authorized in Puget’s Articles of Incorporation, initially with attributes to be designated by Puget’s Board of Directors. At the 2021 annual meeting of Puget’s shareholders Puget’s Board of Directors was authorized to eliminate the par value of its Capital Stock. 500,000 of such shares have been heretofore designated as Series A - Super Voting Preferred Stock, all of which are issued, outstanding and held by Qest, and 5,000,000 of shares have been designated as Class B Convertible Preferred Stock (see “Description of Securities”). It is anticipated that 4,500,000 additional shares of Class B Convertible Preferred Stock will be designated from the currently undesignated Preferred Stock, such additional Class B Convertible Preferred Stock to be used for this Limited Offering, for a stock dividend to holders of Common Stock (1,000,000 shares), for incentive stock option plans (both qualified and non-qualified) to be used for recruitment of personnel, and, in conjunction with acquisitions, including the currently contemplated acquisitions of Behavioral Centers of South Florida LLC and D & D Rehab Center, Inc., the potential acquisitions of Glades and Care Suites, and, the development of NHC and Puget Puerto Rico.

Puget:	Puget Technologies, Inc., a publicly held Nevada corporation subject to reporting requirements with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act and the issuer of the Units.

Puget Puerto Rico	Puget Puerto Rico, Inc., a corporation organized by Puget in the Commonwealth of Puerto Rico with office facilities at Metro Office Park; 7 Calle 1, Suite 204; Guaynabo, Puerto Rico 00968; +1787 200 2716. Its initial activities will focus on testing of apps developed by Víctor Germán Quintero Toro, Puget’s chief technologies officer, involving a proprietary transport control and programming system based on big data (a field that treats ways to analyze, systematically extract information from, or otherwise deal with data sets that are too large or complex to be dealt with by traditional data-processing application software) and artificial intelligence; and, a proprietary platform for improved doctor patient scheduling and treatment interaction.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Qest:	Qest Consulting Group, Inc., a Colorado corporation, Puget’s “parent” (as that term is defined in Rule 405 of Commission Regulation C) and Puget’s strategic consultant. As holder of all of the Series A - Super Voting Preferred Stock as well as of most of the currently issued shares of Puget’s Class B Convertible Preferred Stock and Common Stock, Qest is in a position to control decisions of Puget’s stockholders (see “Certain Transactions” and “Principal Stockholders”).

Rule 506(b):	Rule 506(b) of Commission Regulation D promulgated under authority of Sections 4(a)(1), 4(a)(2) and 3(b) of the Securities Act, authorizing the Limited Offering of any amount of securities solely to Accredited Investors and up to 35 Non- Accredited Investors pursuant to specified requirements and conditions.

Securities Act:	The Securities Act of 1933, as amended.

Securities Holders:	Unless otherwise modified, this term shall include Puget’s current Capital Stock holders and the Subscribers to the Units offered.

Selected Dealers:	Securities broker/dealers which may assist Puget in the sale of the Units to the public (see “Terms of the Limited Offering”) in the event all of the Shares offered cannot be placed by Puget’s officers. All selected Dealers must either be members of the FINRA or foreign dealers in securities who are not eligible for FINRA membership but who agree to abide by the FINRA’s Rules of Fair Practice and not to make sales either within the jurisdictional boundaries of the United States or to United States nationals.

Series A Super Voting Preferred Stock:	The 500,000 shares of Puget’s Preferred Stock so designated, all of which is issued, outstanding and held by Qest. The Series A - Super Voting Preferred Stock is entitled to 10,000 votes per share compared to the Common Stock (see “Description of Securities”).

Special Purpose Acquisition Company:	A special purpose acquisition company (SPAC), is a “blank check” shell corporation designed to take companies public without going through the traditional IPO process. SPACs allow retail investors to invest in private equity type transactions, particularly leveraged buyouts. According to the Commission, a SPAC is created specifically to pool funds in order to finance a merger or acquisition opportunity within a set timeframe. The opportunity usually has yet to be identified. In the United States, the SPAC public offering structure is governed by the Commission. A public offering for a SPAC is typically filed with the Commission under an S-1 registration statement (or an F-1 for a foreign private issuer) and is classified by the Commission under SIC code 6770 - Blank Checks. Full disclosure of the SPAC structure, target industries or geographic regions, management team biographies, share ownership, potential conflicts of interest and risk factors are standard topics included in the S-1 registration statement. It is believed that the Commission has studied SPACs to determine whether they require special regulations to ensure that these vehicles are not abused like blind pool trusts and blank-check corporations have been over the years. Many believe that SPACs do have corporate governance mechanisms in place to protect shareholders. SPACs listed on the American Stock Exchange are required to be Sarbanes-Oxley compliant at the time of the offering including such mandatory requirements as a majority of the board of directors being independent and audit and compensation committees.1

Subscriber:	A purchaser of the Units offered who thereafter becomes admitted to Puget as a security holder.

Subscription Agreement:	The agreement executed by each Offeree for acceptance by Puget evincing an agreement of Subscription (see “Exhibit Index”).

Subscription:	A written offer by a prospective investor to purchase Units in Puget, the terms of which are embodied in the Subscription Agreement.

Units	The securities offered hereby each comprised of 5,000 shares of Class B Convertible Preferred Stock.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Dilution

Dilution is a reduction in the net tangible book value of a purchaser’s investment measured by the difference between the purchase price and the net tangible book value of the shares of Capital Stock acquired. The net tangible book value of Capital Stock is equal to stockholders’ equity applicable to the Capital Stock, as shown on Puget’s balance sheet, divided by the number of shares of Capital Stock outstanding. As a result of significant dilution occasioned by the exercise of conversion rights under 8% Convertible Notes issued prior to 2016 at prices below par value (based on discounts from Puget’s Common Stock trading market prices), in the event Puget is liquidated, a purchaser of Units or their components might receive less than his or her initial investment and the other stockholders might receive more than the book value of his, her or its Capital Stock prior to this Limited Offering.

As of April 30, 2021, Puget had 4,745,728,041 shares of Common Stock, 3,001,904 shares of Class B Convertible Preferred Stock (convertible into 30,019,040 shares of Common Stock) and 500,000 shares of Series A Super Majority Preferred Stock outstanding. Total Common Share Equivalents at April 30, 2021 were 4,775,747,081. The net tangible book value of Puget’s Common Stock and its currently outstanding Preferred B shares, treating the currently issued and outstanding shares of Class B Convertible Preferred Stock as though they had been converted to Common Stock (a total of 4,775,747,081), would be $(181,686) or $(.00003804) per share.

The following sections describe the dilution that would be suffered by subscribers to this Limited Offering treating the Class B Convertible Preferred Stock as if it had been converted into shares of Common Stock. However, the dilution described below would change significantly if the currently outstanding Common Stock was subjected to a reverse stock split prior to the time holders of Class B Convertible Preferred Stock converted their shares as, without the consent of holders of the Class B Convertible Preferred Stock, the conversion ratio would remain at ten shares of Common Stock for each share of Class B Convertible Preferred Stock, reducing the impact of the dilution described. Thus, in the event of a reverse split of the Common Stock, dilution with respect to the Class B Convertible Preferred Stock would be reduced, minimized or even possibly eliminated.

1 Information extracted from Wikipedia article “Special-purpose acquisition company”.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Minimum Placement

Assuming that only the Minimum Placement is subscribed for and that $2,680,000 of net proceeds are realized, the dilution to new investors, gain by existing shareholders and other statistics regarding dilution would be as described below.

The proforma net tangible book value after the minimum placement would be as follows: The pro forma net tangible book value of the 4,781,747,081 Common Share Equivalents (4,745,728,041 currently outstanding shares of Common Stock plus 30,019,040 Common Shares Issuable for existing Preferred B Shares, plus 6,000,000 shares of Common Stock issuable upon conversion of the 600,000 shares of Class B Convertible Preferred Stock included in the Units into Common Stock) which would hypothetically be outstanding would be $2,498,314, or approximately $0.00052247 per share. As a result, the net tangible book value of the Common Stock owned by Puget’s current stockholders would be increased by approximately $2,676,637, or approximately $0.00056046, per share, without an additional investment on their part, and the purchasers of the Units offered hereby (and prior subscribers for Shares of Class B Convertible Preferred Stock) would incur an immediate average dilution on their initial investment of approximately $2,996,637, or approximately $0.49943954 per share, from the Limited Offering price. However, as indicated, a reverse split of the Common Stock could drastically reduce such dilution.

The following table illustrates the above described per share dilution. However, it is based on hypothetical assumptions as to the quantity of Class B Convertible Preferred Stock which will be subscribed for which have absolutely no foundation, thus, this table is illustrative only, actual dilution being based on the actual quantity of Class B Convertible Preferred Stock subscribed for.

Limited Offering Price per Common Share Equivalent	$0.50000000
Net tangible book value per share before issuance of the Class B Preferred Stock	$(.00003804)
Increase net book value per share attributable issuance of the Class B Preferred Stock	$0.00056051
Net tangible book value per share after issuance of the Class B Preferred Stock	$0.00052247
Dilution to Subscribers	$0.49943954

The following tables summarize the differences between the number of shares of Common Stock purchased from Puget, the total consideration paid, and the current book value of the average share currently outstanding. However, they are based on hypothetical assumptions, thus, these tables are illustrative only, the actual numbers being based on the actual average price for all of the securities subscribed for and the actual price paid by a specific Subscriber for his, her or its Units.

	Other	New
Item	Subscribers	Subscribers
Shares Purchased	4,775,747,081	6,000,000
Percent of total Common Share Equivalent	99.87%	0.13%
Total Consideration Paid	$6,459,410	$3,000,000
Percent of Total Consideration	68.29%	31.71%

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Maximum Placement

Assuming that the Maximum Placement is subscribed for and that $17,980,000 of net proceeds are realized from this offering; the dilution to Subscribers, gain by existing shareholders, and other statistics regarding dilution will be as described below.

The pro forma net tangible book value of the 4,815,747,081 Common Share Equivalents (4,745,728,041 currently outstanding shares of Common Stock plus 30,019,040 Common Shares Issuable for existing Preferred B Shares, plus 40,000,000 shares issuable upon conversion of the 4,000,000 shares of Class B Convertible Preferred Stock included in the Units) which would hypothetically be outstanding would be $17,798,314, or approximately $0.00369586 per share. As a result, the net tangible book value of the Common Stock owned by Puget’s current stockholders would be increased by approximately $17,830,657, or approximately $0.496266642, per share, without an additional investment on their part, and the purchasers of the Units offered hereby would incur an immediate aggregate dilution on their initial investment of approximately $19,850,490, or approximately $0.49626226 per share, from the Limited Offering price. However, as indicated, a reverse split of the Common Stock could drastically reduce such dilution.

The following table illustrates the above described per share dilution. However, it is based on hypothetical assumptions as to the quantity of Class B Convertible Preferred Stock which will be subscribed for by Investors which have absolutely no foundation, thus, this table is illustrative only, the actual dilution being based on the actual quantity of Class B Convertible Preferred Stock subscribed for.

Limited Offering Price per share	$0.50000000
Net tangible book value per Common Share Equivalent before issuance of the Class B Convertible Preferred Stock	$(.00003804)
Increase per Common Share Equivalent Attributable to issuance of the Class B Convertible Preferred Stock	$0.00373390
Net tangible book value per Common Share Equivalent after issuance of the Class B Convertible Preferred Stock	$0.00369586
Dilution to Subscribers	$0.49626242

The following tables summarize the differences between the number of shares of Common Stock purchased from Puget, the total consideration paid, and the current book value of the average share currently outstanding. However, they are based on hypothetical assumptions, thus, these tables are illustrative only, the actual numbers being based on the actual average price for all of the securities subscribed for and the actual price paid by a specific Investor for his securities.

	Other	New
Item	Subscribers	Subscribers
Shares Purchased	4,775,747,081	40,000,000
Percent of Total Shares	99.17%	0.83%
Total Consideration Paid	$6,459,410	$20,000,000
Percent of Total Consideration	24.41%	75.59%

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Determination of Limited Offering Price

The offering price for the Units was based on an analysis by Qest, starting with the price accepted by Qest and others for conversion of debt into shares of the Class B Convertible Preferred Stock (approximately $0.96 per share); the price paid by third parties for shares of the Class B Convertible Preferred Stock ($1.25 per share; the material improvement in Puget’s affairs during 2021, especially the proposed acquisitions of BCSF and D & D, the possible acquisitions of Glades and Care Suites, the development of NHC and Puget Puerto Rico, all of which will convert Puget from a shell into a profitable operating company; and, based on having obtained and used the proceeds of this Limited Offering, as anticipated, and in the expectation of having undertaken several larger and more expensive offering of its securities during that period. Notwithstanding the foregoing, the analysis was conducted by Qest, a principal of Puget, based solely on its beliefs and aspirations rather than on recommendations by independent investment bankers and thus are only representations of the opinions of interested parties.

Use of Proceeds

Puget currently intends to use the proceeds of this offering to pay the anticipated expenses of this offering, including any commissions or discounts to licensed broker dealers in securities (up to $1,400,000); certain other expenses of the offering, including legal expenses, filing fees, due diligence costs and incidental costs (up to $20,000 in the aggregate); and, for the items set forth below. Auditing fees were incurred in conjunction with preparation of the annual report on Form 10-K for the year ended October 31, 2020 and costs of reviews for the unaudited quarterly financial statements included were incurred in conjunction with filing of reports on Commission Form 10-Q and are thus not included as expenses of this Limited Offering.

The net proceeds of this offering (i.e., the gross proceeds less the expenses listed above) are expected to be at least between $2,680,000 and $17,980,000, depending on the number of Units subscribed for and the commissions, if any, paid to licensed broker dealers. Puget intends to use the net proceeds during the twelve months following termination of the offering for expenses related to the acquisitions of BCSF and D & D; the possible acquisitions of Glades and Care Suites; the organization and development of NHC; the development of Puget Puerto Rico in the Commonwealth of Puerto Rico; to attain full compliance with its reporting obligations to the Commission under the Exchange Act; to pay for the salaries of recruited new senior executive officers; to pay all currently outstanding debt (primarily short term loans by its principals and Qest in anticipation of this Limited Offering) and normal business expenses (e.g., transfer agency fees, costs of filing documents with the Commission, etc.); to register a proposed stock dividend in shares of the Class B Convertible Stock to holders of Common Stock along with outstanding securities with piggyback rights such as those offered hereby (see “Use of Proceeds”) in order to facilitate creation of a trading market for shares of the Class B Convertible Preferred Stock; and, for additional acquisitions, probably in the health care industry.

The contemplated Use of Proceeds is based solely on estimates prepared by the management of Puget. As Puget develops its business, it may decide to employ proceeds in ways not currently contemplated (see “Use of Proceeds”). Puget may temporarily invest any unexpended balances on hand in government securities, certificates of deposit, bank repurchase agreements, bankers’ acceptances, high rated commercial paper, or other short term, highly liquid investments where there is appropriate safety of principal. Puget intends to make such investments only temporarily so as to avoid any requirement to register Puget under the Investment Company Act of 1940. Any income realized from investment of such funds will be general revenues of Puget. Puget’s funds will not be commingled with those of any other person or entity. All receipts, including operating revenues, loan proceeds, interest earned, and proceeds from the sale of property, material and equipment, will be deposited in Puget bank accounts. In the event that anyone advances funds to Puget for any of the contemplated expenditures listed above prior to closing, he, she or it shall be entitled to reimbursement from the proceeds derived through this Limited Offering.

The following information complying with the requirements of Item 504 of Commission Regulation S-K concerning the principal purposes for which the net proceeds are currently intended and the approximate amount intended for each such purpose are set forth below in order of anticipated priority:

(See table on following page)

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

	Minimum		Maximum
	Amount	%	Amount	%
Fixed expenses related to the Limited Offering	20,000	0.67%	20,000	0.10%
Commissions related to the Limited Offering	300,000	10.00%	2,000,000	10.00%
Direct Costs of initial stage of BCSF Acquisition	1,000,000	33.33%	1,000,000	5.00%
Direct Costs of second stage of BCSF Acquisition	1,000,000	33.33%	1,000,000	5.00%
Indirect Costs of BCSF Acquisition	10,000	0.33%	30,000	0.15%
Direct Costs of initial stage of D & D Acquisition			1,500,000	7.50%
Direct Costs of second stage of D & D Acquisition			1,500,000	7.50%
Indirect Costs of D & D Acquisition			30,000	0.15%
Estimated costs associated with the acquisitions- Glades, Care Suites			8,500,000	42.50%
Signing bonus and salary over one year for president and chief executive officer	460,000	15.33%	460,000	2.30%
Retainer to BF Borgers for 2021 audit; audits for 2015 through 2018 and for review of quarterly reports for 2016 through 2019.			50,000	0.25%
Salaries over one year for additional senior executive officers	175,000	5.83%	750,000	3.75%
Directors’ liability insurance and compensation			120,000	0.60%
Officers’ liability insurance, employee benefits and expense reimbursements	10,000	0.33%	475,000	2.38%
Operating loans to BCSF, D & D, Caresuites and Glades			750,000	3.75%
Corporate filing fees, transfer agent fees, EDGARizing fees, OTC Market Group fees, etc.	5,000	0.17%	45,000	0.23%
Retainer to TroyGould PC for general legal representation	5,000	0.17%	15,000	0.08%
Legal fees to TroyGould PC for S-1 registration statement registering stock dividend, etc.	15,000	0.50%	40,000	0.20%
Acquisition related activities and related business development			920,000	4.60%
Miscellaneous business operations (increased if commission payments not required as assumed)			232,000	1.16%
Insurance (liability, fire, casualty, etc.)			25,000	0.13%
Investor and financial public relations fees			32,000	0.16%
Travel, due diligence meetings, investment banking relations			35,000	0.18%
Non-senior executive and office personnel			80,000	0.40%
Consulting fees to nonaffiliated third parties			25,000	0.13%
Base stipend for chief technologies officer			6,000	0.03%
Development, testing and marketing of acquired technologies.			75,000	0.38%
Raleigh W. Newsam, II, Esquire, intellectual property attorney			25,000	0.13%
Repayment of short-term revolving debt due to Qest			260,000	1.30%
Total	3,000,000	100%	20,000,000	100%

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

The Company

History

Puget is a publicly held corporation incorporated in the State of Nevada on March 17, 2010, and, since May 25, 2012, when its registration statement on Form S-1 pursuant to Section 5 of the Securities Act was declared effective by the Commission, has been subject to reporting requirements pursuant to Sections 13 and 15(d) of the Exchange Act. It was initially organized to engage in the distribution of luxury wool bedding products produced in Germany. Its principal executive offices, originally in Fort Lauderdale, Florida, are currently located at 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432. It has never filed for bankruptcy, receivership or similar proceedings nor, since the date of the annual report on Form 10-K filed for the fiscal year 2014, has it been involved in any reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. However, it is currently a party to agreements and letters of intent pursuant to which it anticipates a acquiring a number of operating companies as subsidiaries, as described below.

Strategic Plan

Puget’s strategic business plan calls for it to operate through subsidiaries as a holding company in four diverse areas. The four diverse areas in which Puget intends to concentrate through subsidiaries are, in the order in which it is anticipated projects will be undertaken, as follows:

1.	Through traditional acquisition of development stage operating companies that Puget’s Board of Directors determines provide positive business opportunities;

2.	Through acquisition of promising privately held operating companies that eventually want to attain independent publicly traded status after a an incubation period as subsidiaries of Puget, during which time they would control most of their own operations but learn the intricacies of being regulated under state and federal securities regulation. Puget would control all legal and accounting operations and seek to generate savings and synergy by coordinating activities (e.g., purchases, marketing, warehousing, etc., among its subsidiaries);

3.	Through organization and operation of a Business Development Company under the limited exemptive provisions of Sections 54(a) through 65 of the Investment Company Act; and

4.	By formation of specialty acquisition vehicles for operating companies that desire to become public.

In addition to the foregoing, given the experience that Puget’s chairman has with the Commonwealth of Puerto Rico, Puget intends to avail itself of benefits provided under the Puerto Rico Incentives Code Act (Act 60-2019) through its recently organized subsidiary, Puget Puerto Rico.

Puget’s Proposed Program for Consolidated Operating Subsidiaries

Puget proposes to seek out business opportunities its management deems promising and which its Board of Directors feels it can supervise and develop. Initially, as described below, this involves ownership and operation of healthcare related enterprises. Furthermore, Puget has formed a Board of Advisors and believes that with the assistance of its Advisory Board, its strategic consultant, Qest, and the efforts of its officers, it can find projects of interest that can be developed into diverse lines of business, with Puget itself serving as a resource center for its diverse subsidiaries, providing savings in operational expenditures based on size and coordinated efforts and generating synergy among its corporate family.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Puget’s Proposed Program for Operating Incubator Subsidiaries

Puget proposes a program for promising privately held operating companies that eventually want to attain independent publicly traded status but realize that subjection to regulation under federal and state securities laws as well involvement with investors and the investment banking community has as many pitfalls as benefits and thus justify a period of supervised mentoring. The former owners will be able to continue to grow and manage their businesses on their own through the grant of a proxy to vote such subsidiary’s capital stock subject to the following conditions: Puget will have the right to participate in the election of the subsidiary’s board of directors; Puget will control, with the advice and input of the subsidiary’s management, the subsidiary’s legal and auditing matters; no securities may be issued by the subsidiary without Puget’s consent; Puget will participate with the subsidiary’s management in the preparation of a binding annual budget; and, the subsidiary will contribute along with all other subsidiaries, a proportional share of its net-after tax profits to Puget for payment of administrative and overhead expenses. After a period as a subsidiary of Puget during which time the subsidiary’s management would learn the intricacies of being regulated under state and federal securities regulation, the subsidiary’s original stockholders or their successors in interest would, if they so elect, have the right to spin out as independent public companies. That would be accomplished by having 15% of their common stock transferred as a stock dividend to Puget’s stockholders, registered for such transfer with the Commission pursuant to Section 5 of the Securities Act making them independent reporting companies with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act. Ten percent of the subsidiary’s securities would be temporarily retained by Puget and either sold off or conveyed to the subsidiary operating as a Small Business Development Company, and the rest would be returned to the operating subsidiary’s original stockholders in exchange for 75% of Puget’s securities issued to the operating subsidiary as well as a return of 75% of any cash acquisition consideration and repayment of all debt under lines of credit provided. To the extent the subsidiary’s original stockholders had disposed of Puget stock received in the reorganization or as incentives, they would have to either reacquire it for tender to Puget, or forfeit their spinout options. In the event the original stockholders could not or did not elect to exercise their spinout rights, Puget would elect to either retain the operating subsidiary as wholly owned, or, spin it out in whole or in part to its stockholders through a registered dividend distribution procedure similar to the one described above anyway.

Business Development Companies

Assuming success in implanting the initial two stages of its proposed plan of operation, Puget expects that it would next move on to the organization and operation of a business development company under Sections 54 through 65 of the Investment Company Act (a “BDC”) which it believes would generate significant synergy with the public company incubator subsidiaries program described above. For example, Puget must not accumulate investment securities or else it will be subject to regulation as an investment company. By having a BDC subsidiary, it can transfer the balance of the securities remaining when it spins off a subsidiary to the BDC eliminating such risk as well as helping capitalize the BDC. BDCs must concentrate on developing companies and must provide continuing management assistance to the companies in which they invest but enjoy significant advantages in the form of limited regulation compared to ordinary mutual funds and advantages in raising capital. It is anticipated that such project would not be initiated prior to 2023. BDCs are similar to venture capital funds. However, there are some key differences. One relates to the nature of the investors each seeks. Venture capital funds are available mostly to large institutions and wealthy individuals through Limited Offerings. In contrast, business development companies allow smaller, non- accredited investors to invest in them, and by extension, in small growth companies.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Special Purpose Acquisition Companies (“SPAC”)

Subsequent to organization of a BDC subsidiary, assuming success in doing so, Puget plans to organize a sequential series of special purpose acquisition companies (SPACs) which its current management and Qest believe will complement the other three proposed segments of its proposed business plans providing an additional, more independent option for more seasoned companies that desire to attain publicly traded status. As in the foregoing case, Puget would either distribute securities it retains in SPACs it organizes to its shareholders in the form of stock dividends, or distribute them to its business development company subsidiary avoiding direct regulation as an investment company. A SPAC is a “blank check” shell corporation designed to take companies public without going through the traditional IPO process. SPACs allow retail investors to invest in private equity type transactions, particularly leveraged buyouts.

Caveat

The foregoing plans and business models are speculative, totally reliant on the experience of Puget’s management and independent consultants and contractors to be recruited and retained by Puget, on market conditions beyond Puget’s control, and, on Puget’s ability to obtain significant additional financing, as to which there can be no assurances. In addition, Puget is likely to encounter significant competition in its quest for desirable acquisition candidates and thereafter, even if successful, in the operations of the acquired companies. Consequently, no assurances can be provided that Puget’s ambitious current business plans can or will be implemented as envisioned, or that even if implemented, they will prove successful.

Recent Acquisition Related Activities:

Puget has initiated implementation of the initial two aspects of its strategic plan as follows:

BCSF

As disclosed in the Acquisition & Option Agreement entered into with Behavioral Centers of South Florida LLC (“BCSF”), a copy of which was filed with the Commission (see current report on Form 8-K dated August 25, 2021), BCSF is a centralized community behavioral health center providing its clients/patients with mental health services ranging from psychiatry, individual therapy, psycho-social rehabilitation services and case management in clinics located in the Florida Counties of Dade and Broward. In collaboration with Puget, BCSF plans to expand into Palm Beach County. It is currently organized under the laws of the State of Florida as a limited liability company but, pursuant to the Acquisition & Option Agreement, it will convert into a Florida corporation as permitted under Section 607.11933, Florida Statutes.

BCSF currently operates a multi-location clinic employing or independently contracting with 119 individuals, including two psychiatrists, one licensed mental health counselor supervisor, one licensed clinical social worker supervisor and one licensed marriage and family therapy supervisor who supervise seventeen therapists in the mental health department; one board certified behavior analyst, one board certified assistant behavior analyst and two registered behavior technicians; and, five advanced registered nurse practitioners in the field of psychiatry. In the area of case management four licensed clinical social worker supervisors supervise forty-nine licensed clinical social workers. The clinic has provided services to approximately 2,150 patient/clients who remain in the system of which they have an active patient base of approximately 1,100 at any one time but anticipate material expansion after the proposed Acquisition through the acquisition of compatible and complementary businesses, as well as by establishing additional clinics, initially in the State of Florida. Its major areas of concentration involve group therapy, psycho-social rehabilitation and comprehensive behavioral assessment but BCSF is also highly involved in individual therapy, development of management skills, speech therapy, physical therapy, occupational therapy, targeted case management, mental health treatment plans and medication management. Its activities are licensed by the State of Florida through the Agency for Health Care Administration and are subject to conditions imposed by major insurance carriers as well as government insurance programs such as Medicaid with which it coordinates its activities.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

BCSF’s total revenues for the calendar years ended December 31, 2018 (nine months), 2019 and 2020 (all unaudited and thus subject to material adjustments) increased from $959,871 to $3,237,687 and then to $5,540,711. Such numbers are currently unaudited but BCSF acknowledged that its financial statements must be audited in accordance with requirements of Commission Regulation S-X and filed with the Commission no longer than 74 days after closing (see SEC Adopts New Financial Statement Disclosure Requirements For Acquisitions And Dispositions).

The proposed acquisition will take place in two stages. First, the acquisition of 50% of all of BCSF’s securities and equity interests plus an irrevocable option to purchase the balance of BCSF, in each case the price being $2,500,000 payable in cash ($1,000,000) and in shares of Puget’s Class B Convertible Preferred Stock. The Class B Convertible Preferred Stock issuable in conjunction with the initial part of the acquisition will be valued at $2.00 per share, reflecting Puget’s lack of assets, income and operations and shell status under the Exchange Act at such time, but at $5.00 per share for the exercise of the option to acquire the balance of BCSF’s securities, reflecting the fact that at such time, Puget will have already become a company with assets, operations, income and profits, and will no longer be classified as a “shell” for purposes of the Exchange Act.

D & D

On August 5, 2021, Puget entered into a letter of intent to acquire D & D Rehab Center, Inc., a Florida corporation organized on February 5, 2010 (“D & D”). D & D is a health care provider which trains or retrains individuals disabled by disease or injury to help them attain their maximum functional capacity. It is registered in Centers for Medicare & Medicaid Services (CMS), National Plan and Provider Enumeration System (NPPES). Its NPI number is 1952748709, assigned on June 2013. Its primary taxonomy code is 225400000X. It currently uses 92 persons to provide services to its client/patients, six of whom are administrative employees and 86 are independent contractors comprised of the following:

●	Twenty-five persons implement various therapeutic modalities to children and adults at D & D’s clinic in Hialeah, nine of whom are occupational therapists, seven are physical therapists and nine are speech therapists.

●	An additional sixty-one people provide applied behavioral analysis therapy for children with autism spectrum and other issues that impede their proper quotidian function at their homes, the latter being comprised of 45 registered behavioral technicians supervised by eleven board certified behavioral analysts (each with at least a master’s degree) assisted by five board certified assistant behavioral analysts.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

D & D’s total revenues for the calendar years ended December 31, 2019 and 2020 were $3,595,291 and $3,635,240, respectively, with profits of $221,252 and $252,242 and D & D anticipates income of approximately $5,000,000 for calendar 2021 with anticipated profits of $1,000,000. Such numbers are currently unaudited but D & D acknowledged that its financial statements must be audited in accordance with requirements of Commission Regulation S-X and filed with the Commission no longer than 74 days after closing. D & D’s activities are licensed by the State of Florida through the Agency for Health Care Administration and are also subject to contractual conditions imposed by major insurance carriers as well as government insurance programs such as Medicaid with which it coordinates its activities. While its client/patient base is currently centered on the Hispanic market in Dade County, it plans to incrementally increase its area of service throughout the State of Florida, as permitted by its current license, and to all demographic groups.

The proposed transaction with D & D has been structured in a manner similar to that reflected in the BCSF Acquisition Agreement. The D & D parties have tentatively agreed, subject to conducting required due diligence and confirmations, that Puget will acquire D & D in two stages, first, a 50% interest in exchange for $1,500,000 in cash equivalents and $1,500,000 in unregistered shares of Puget’s Class B Convertible Preferred Stock, with an option to acquire the balance of D & D’s securities at the same price and comparable terms within one year after the initial closing, although it is anticipated that Puget will exercise such option considerably sooner. The Class B Convertible Preferred Stock would be valued based on the most recent price therefore paid to Puget by investors or in conjunction with exercise of the Option for the BCSF acquisition unless a trading market had developed for shares of Puget’s Class B Convertible Preferred Stock (unlikely at that time), in which case the mean between the high offered and low bit price therefore on the fifth trading day prior to closing will be used as the valuation. In addition to Puget`s shares received by the former D & D equity holders, during the initial two years following the acquisition the D & D subsidiary would be entitled to receive up to an additional $100,000 in Puget Common Stock, $0.001 par value, based on attaining net pre-tax profit performance goals, currently envisioned to be $2,000,000 for the calendar year ended December 31, 2022 and $3,000,000 for the calendar year ended December 31, 2023.

Transactions under Negotiation

Puget has entered into two additional letters of intent to acquire companies in the health care industry but prices and terms have yet to be negotiated:

●	The first, Glades, is a joint venture formed by Primary Medical Physicians, LLC, a Florida limited liability (“PMP”), and, Glades Medical Centers LLC, a Florida limited liability company using Glades Medical Centers of Florida, LLC, a Florida Limited Liability company (“GMCF”) as the joint venture vehicle all three entities being hereinafter collectively referred to as Glades. The individual principals involved are Messrs. Carlos H. Arce, Esquire, Robbie Chamoun and Daniel Sierra, and, Ramon A. Berenguer, MD, all Florida residents. Glades is focused on primary care diagnosis and treatments for illnesses such as colds, flu, stomach aches or ear infections; minor injury care such as less severe bumps, cuts, abrasions or sprains; pediatrics from common childhood illnesses like influenza, bronchitis, rashes or infections, to minor injury care for cuts, lacerations, sprains or breaks; x-rays and in-house lab testing, and occupational medicine. It is a party to a letter of intent that contemplates its acquisition by Puget and eventual merger into Now Health. Revenues for Glades for the calendar years ended December 31, 2019, and 2020 (currently unaudited) were $700,000 and $500,000, respectively.

●	The second, Care Suites LLC, currently a Delaware limited liability company, will provide doctors and other healthcare and wellness professionals with the space, equipment and support they need to start a private practice in a single solution at a fraction of usual costs. Expanding on the concept of co-working, Care Suites will deliver complete facilities that doctors can use on-demand to see patients and expand their practices without the overhead traditionally associated with independent facilities. The usual approach by private doctors starting or expanding their own practices is piecemeal, they have to manage a large number of aspects alien to their professional training from negotiating leases to handling equipment purchasing, regulatory compliance billing and factoring accounts receivable. Care Suites will take over all of those responsibilities within a single membership package, a flexible, comprehensive, and cost-effective private practice solution. Participants will enjoy professional and upscale facilities in prime locations without upfront commitments or investments and without delay. This “space as a service” concept is a managed and cost-effective alternative for healthcare professionals to expand their practices into otherwise inaccessible markets. Because Care Suites was only recently organized it has no operating history but acknowledges that as actual operating results are recorded, its financial statements must be audited in accordance with requirements of Commission Regulation S-X and filed with the Commission no longer than 74 days after closing.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

The two companies have granted Puget an exclusive right to negotiate specific acquisition terms after it conducts required due diligence and the parties determine the most appropriate valuations and form of acquisition (90 days in the case of Glades and five and a half months in the case of Care Suites). In each case, the acquired companies would become subsidiaries of Puget and incorporated into Puget’s healthcare division (along with BCSF and D & D) in order to generate synergy and attain significant operational savings. While it is anticipated that the Care Suites transaction will involve a traditional acquisition, the Glades acquisition will probably be part of Puget’s incubator program for companies that are interested in potential future spinouts as independent public companies. In both cases, Puget intends to conclude related negotiations on or before November 30, 2021 with closings to occur by December 31, 2021. Each of the foregoing companies has acknowledged that their financial statements must be audited in accordance with requirements of Commission Regulation S-X and filed with the Commission no longer than 74 days after closing (see SEC Adopts New Financial Statement Disclosure Requirements For Acquisitions And Dispositions).

Organization of NHC

On September 22, 2021, the Registrant’s president and others organized Now Health Corp., a Florida corporation (“NHC”) in which the Registrant has obtained a controlling interest (80.4% of its common stock) as a result of which it has become a consolidated subsidiary. Karen Lynn Fordham, the Registrant’s president and chief executive officer who helped develop the concept prior to joining the Registrant will own 4.9% of NHC’s Capital Stock; and, Paula H. Walker, RT, BSN, RN, and Mary N. Smith, experienced healthcare professionals who developed the concept along with Ms. Fordham will each own 4.9% of NHC’s Capital Stock; and Albert Mayor Cohen a member of the board of directors of NHC will own 4.9%. NHC seeks to provide innovative solutions in healthcare markets throughout the United States through a multidisciplinary approach to healthcare allowing patients to receive treatment for all types of care in one location. It intends to operate as a healthcare ecosystem providing easy access for patients to receive treatment for primary, preventive, wellness, imaging, and labs services, and may include other ancillary services such as urgent care, pharmacy, dental, and ophthalmology in one location. Such business model will eventually be offered to employers within a 50 mile range of a Now Health facility to use as their own specialized healthcare services at a fraction of the prices normally paid.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Organization of Puget Puerto Rico

On October 12, 2021, Puget organized Puget Puerto Rico as a vehicle to do business in the Commonwealth of Puerto Rico where Puget anticipates conducting substantial activities in order to avail itself of benefits provided under the Puerto Rico Incentives Code Act (Act 60-2019). Initial activities will focus on testing of apps developed by Víctor Germán Quintero Toro, Puget’s chief technologies officer, involving a proprietary transport control and programming system based on big data (a field that treats ways to analyze, systematically extract information from, or otherwise deal with data sets that are too large or complex to be dealt with by traditional data-processing application software) and artificial intelligence; and, a proprietary platform for improved doctor patient scheduling and treatment interaction. It has access to office facilities at the Metro Office Park; 7 Calle 1, Suite 204; Guaynabo, Puerto Rico 00968 and its telephone number is +1787 200 2716.

Comments

Puget feels that the acquisition of D & D, the additional transactions currently under negotiation with Glades and Care Suites and the organization and development of NHC and Puget Puerto Rico, Inc., will complement its proposed acquisition of BCSF generating significant synergy and savings and it looks forward to the possibility of acquiring other healthcare related businesses in the near future. As in the case of BCSF, the foregoing constitute forward looking statements and the proposed transactions are reliant on successful completion of this Limited Offering.

Management

As of the date of this Limited Offering Memorandum, the following people serve as Puget’s officers:

Name	Title	Inception in Office

Karen Lynn Fordham, MBA	President and chief executive officer	August 20, 2021
Carlos H. Arce, Esquire	Vice president, secretary, general counsel and chief compliance officer	October 5, 2021
Tomas Jaspers	Treasurer and chief financial officer	October 31, 2014
Víctor Germán Quintero Toro	Chief Technologies Officer	April 12, 2021

Puget’s board of directors is currently comprised of two persons, Mr. Hermann Burckhardt, who serves as its chairman, and Mr. Thomas Jaspers who also comprises its audit committee. From October 1, 2015 until Ms. Fordham’s election, Mr. Burckhardt also served as Puget’s president and chief executive officer. Mr. Jaspers served as interim president and chief executive officer during 2015. At Qest’s recommendation, Puget’s initiated a nationwide search during calendar year 2021 for new officers and directors as well as to add new members to its Board of Advisors with the goal of assembling the best corporate team possible for implementation of Puget’s new operational plan. At the 2021 annual meeting of Puget’s shareholders held on June 7, 2021, the shareholders ratified Qest’s recommendation that Puget’s board of directors be expanded to nine or more members, at least three of whom should be independent so that audit, nominating and compensation committees could be implemented as envisioned by Puget’s articles of incorporation and bylaws. In terms of experience, Qest recommended that the new board of directors continue to employ persons with investment banking and accounting experience but also with experience with mutual funds, the insurance industry, innovative technologies (e.g., alternative energy), the medical industry, intellectual property and regulatory compliance. In order to recruit qualified personnel, the shareholders adopted qualified and non-qualified stock option plans. Puget’s board of directors is currently evaluating a number of candidates for designation to its board of directors, as authorized by its shareholders, and upon their election and assumption of office, Messrs. Burckhardt and Jaspers have indicated they will resign and dedicate themselves to their role in Qest, from which they will continue to assist Puget.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Current President and Chief Executive Officer

In conjunction with Puget’s plan to revise and improve its management disclosed in Puget’s annual report on Form 10-K for the fiscal year ended December 31, 2020 and in order to provide the leadership Puget’s board of directors believes Puget requires as it enters into the healthcare field with the acquisition of BCSF described above, the proposed acquisition of D & D Rehab Center, Inc., the potential acquisitions of Glades and Care Suites, and, the development of NHC and Puget Puerto Rico, Puget has replaced Herman Burckhardt as its president and chief executive officer with Ms. Karen Lynn Fordham, MBA. Mr. Burckhardt, first elected as Puget’s president and chief executive officer in October of 2015, will remain as a member of and the chairman of Puget’s board of directors.

Ms. Fordham will serve as Puget’s principal executive officer to whom all other executive officers will be subordinate, subject to the directions of Puget’s board of directors. She will supervise all of Puget’s affairs and be responsible for implementation of the business plans approved by the board of directors and for assuring compliance by Puget and Puget personnel with all applicable laws. She will be subject to all duties and responsibilities associated with the position of chief executive officer, subject to such limitations or specifications imposed by Puget’s board of directors, including, serving as Puget’s general agent and spokesperson, subject to compliance with the directions of its board of directors. Subject to ratification by Puget’s board of directors, Ms. Fordham will be permitted to serve as a director of other public, private or governmental corporations, with or without compensation therefrom, and is in fact, urged to do so provided that in the event of any conflicts of interest with her duties to Puget, her duties to Puget will prevail, absent specific waiver on a case by case basis by Puget’s board of directors.

The term of Ms. Fordham’s employment agreement is five years with automatic annual renewals thereafter unless one of the parties notifies the other on a timely basis of its intention not to renew. It contains strict confidentiality and non-competition provisions requiring Ms. Fordham to devote her full time to Puget unless otherwise permitted by Puget’s board of directors. Ms. Fordham does not currently own any of Puget’s securities, a situation which is expected to change soon. Her initial priority will be closing on the BCSF acquisition and the Limited Offering; negotiating the definitive agreements with D & D, Glades and Care Suites; the development of NHC and Puget Puerto Rico; seeking additional healthcare related acquisitions; and, recruiting a complete management team including a new secretary, a new treasurer and chief financial officer, a chief compliance officer and an operational team. In addition, she will supervise the preparation of a business plan seeking to consolidate healthcare related acquisitions in order to maximize synergy and minimize costs. Acquisitions outside of the healthcare field will, unless an unusual opportunity arises, be given a lower priority until the 2022 fiscal year.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Ms. Fordham was born and raised in Grosse Pointe, Michigan. She earned a master’s degree in business administration and a bachelor’s degree in science with minors in business, social work and criminal justice from Western Michigan University. She is an accomplished healthcare executive and leader of change with more than 20 years of diverse experience specializing in operations, service line development, strategic planning, physician recruitment, process improvement and financial management for large healthcare organizations. She founded her own consulting company working with physicians and healthcare companies across the country and most recently served as the Market CEO for Wellvana Health based out of Nashville, Tennessee. In that role she acted as the primary architect and executor of the revenue strategy for the organization, identifying and executing on new market and new product opportunities. She was also responsible for identifying and forming strategic partnerships that would advance the company’s growth agenda and market position. Ms. Fordham has also served as the chief executive officer for several major health systems in Michigan, Indiana, and Florida. As chief executive officer of Venice Regional Bayfront Health and Gulf Coast Medical Group which is based in Venice, Florida, Ms. Fordham ran a licensed 313 bed facility and the Gulf Coast Medical Group comprised of 71 multidisciplinary physician clinics across 22 locations. While in Indiana, Ms. Fordham served as the chief executive officer of Lutheran Hospital-Downtown comprised of both behavioral health and acute care beds and managed outpatient behavioral health and physician clinics. For much of the past decade, Ms. Fordham also served in executive roles with the Detroit Medical Center (DMC) system where she was president and chief executive officer of Huron Valley-Sinai Hospital, a 158-bed full-service community teaching hospital near downtown Detroit and Detroit Surgery Hospital, a behavioral health and acute care hospital, in the same market. Ms. Fordham was also the service line leader for two of the Detroit Medical Center’s largest service lines, Orthopedics and Sports Medicine and Imaging Services.

Ms. Fordham has demonstrated the acumen necessary for business growth in a highly competitive climate while maintaining quality care and her innovative thinking helped improve quality scores within the organizations she served. Part of Ms. Fordham’s success stems from focusing intently on enhancing relationships with the medical staff and those she works with. She has been deeply involved in the communities where she lives and works, a commitment she continues as she currently sits on the board of Tidewell Hospice and Avidity Home Health Care. Among her many accomplishments, Ms. Fordham was awarded Detroit Crain’s Business Top 40 under 40 in 2014 for her innovative proposal to engage the community in order to help the organization build a pediatric unit, an award few healthcare executives have ever achieved. Largely because of her volunteer work, Ms. Fordham was selected as part of the 2014 Esteemed Women of Michigan. Nominees are those who have made extraordinary contributions through personal, volunteer, and professional avenues that have improved Michigan communities and inspired others in the state. In 2019, Ms. Fordham was recognized as a Top 40 Business Professional by the Venice Gondolier, and by SRQ Media as a Women in Business nominee.

Other Executive Officers and Directors

Retained Officers and Directors

The members of Puget’s board of directors since 2015, who have also served as officers and directors, are Messrs. Hermann Burckhardt and Thomas Jaspers.

Hermann Burckhardt holds the position of chairman of the board of directors at Puget and serves as the president, chief executive officer and a director of Qest. Mr. Burckhardt’s has worked for some of the nation’s premier investment banks as well as for his own brokerage firm, Burckhardt & Company as a syndicate manager/member in multi-million dollar transactions. Through the Securities Training Institute, Inc., his company, he trained over 10,000 stockbrokers throughout the United States for most of Wall Street’s premier investment banks as well as for regional broker/dealers. Prior to joining Puget in 2015, he was instrumental in numerous corporate transactions including mergers, acquisitions and reverse mergers and served as chief executive officer and president of Invicta Corporation and Nexgen Vision Inc. Mr. Burckhardt attended the University of Dayton and Barry University from which he graduated.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Thomas Jaspers, has served as an officer and director of Puget since 2014. He currently serves as its vice president, secretary, treasurer and chief financial officer as well as a member of its board of directors. In the past he also served as interim president. Mr. Jaspers is a principal in Qest (officer and board member) and prior to joining Puget had extensive experience in many aspects of financial accounting and reporting in such diverse fields as oil and gas extraction and development, real estate development, manufacturing, transportation, governmental accounting, and general business development and financing. From 1975 to 1986 and from 1998 through 2008 he was involved in public accounting. Also from 1986 through 2008 he was a developer and working interest owner in the oil and gas industry.

Messrs. Burckhardt and Jaspers have served without direct compensation from Puget since October 31, of 2021 but are compensated for their services to Puget as principles of Qest.

Chief Technologies Officer

Víctor Germán Quintero Toro, age 40, obtained a Bachelor of Science degree in electrical engineering from the Universidad Nacional de Colombia in 2002 and a Bachelor of Science degree with honors in computer and systems engineering in 2007 from the Universidad Tecnológica de Pereira, both in the Republic of Colombia. Through his professional activities listed below, he developed specialized expertise in programming, app design, project management, technical computer architecture, management and administration. From 2007 to 2009 he was employed as a software architect at Accenture, PLC and from 2009 to 2012 he was employed as a consultant and software architect at Oracle Corporation, in the telecommunications area. In 2012, he was retained as a project manager at Walmart, Inc. charged with design of software apps involving automation of logistics, transportation, project distribution, inventory and digital marketing for diverse regional headquarters and distributions centers throughout the world. From 2013 through 2017, Mr. Quintero was employed at Cablevisión Argentina as project manager, where led the 4G implementation project and was involved with the integration of fixed networks with the mobile networks and design of the Quad Play service. In 2018 he was employed by Banco Santander, a major Latin American bank as a software architect on the digital platform integrating different online services as well as management and handling documentation. During that same year he was involved with Motorola, Inc., as a finalist in an applications development program, his entry involving an app for noninvasive measurement of blood glucose for diabetes patients and others. During 2019 Mr. Quintero was retained by a large pharmaceutical chain in the Republic of Colombia, “Evedisa”, to develop, improve, standardize and maintain its databases and while there, completed a postgraduate program in management at the Colegiatura del Café. Since 2020 Mr. Quintero has served as a project manager at Get In Marketing where he has integrated diverse services and projects in the areas of digital marketing, administration, communication and innovation. Mr. Quintero is currently a researcher at the Universidad de Caldas in areas including information and communication technologies, pedagogy and integration of technology into education working with two centers of excellence and four A rated research groups. He is an international speaker in the fields of science, technology and education and has participated in the Congreso Iberoamericano held in Buenos Aires during November of 2014, the Congreso Internacional de Nuevas Tecnologías Educativas held in Mexico City in 2006, the II Congreso Internacional de Educación RUDECOLOMBIA held in Paipa, Boyaca, Colombia during 2007 and the Congreso Internacional de Tecnología held in 2009 at the Universidad del Valle in Cali, Colombia. Mr. Quintero is developing a proprietary hydroponic, hermetic, automated and controlled cultivation system using artificial intelligence (Colombian patent number NC2020 / 0000681); a proprietary transport control and programming system based on big data (a field that treats ways to analyze, systematically extract information from, or otherwise deal with data sets that are too large or complex to be dealt with by traditional data-processing application software) and artificial intelligence; and, a proprietary platform for improved doctor patient scheduling and treatment interaction. Such projects are expected to be developed and marketed jointly with the Registrant and test marketed in the Commonwealth of Puerto Rico.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Newly appointed general counsel and chief compliance officer

In addition to Messrs. Burckhardt and Jaspers, on October 5, 2021, Puget entered into an employment agreement with Carlos H. Arce, Esquire to serve as a vice president, general counsel and chief compliance officer and corporate secretary. Mr. Arce will serve on a full time basis but, subject to meeting all of his commitments to Puget on a timely basis, will be permitted to retain his Florida professional association, Carlos H. Arce, P.A. The agreement is for an initial term of three years and provides for a $25,000 signing bonus and a salary of $150,000 per annum, payable in equal monthly installments, provided, however, that all such payments will accrue rather than be paid, until closing on this Limited Offering. In addition to his signing bonus and salary, subject to applicable legal restrictions based on licensing and other requirements, in the event that Mr. Arce arranges or provides funding for Puget on terms more beneficial than those reflected in Puget’s current principal financing agreements, copies of which are included among Puget’s records available through the SEC’s EDGAR web site, Mr. Arce shall be entitled, at its election, to either:

(a)	A fee equal to 5% of such savings, on a continuing basis; or

(b)	If equity funding is provided through Mr. Arce or any of his Affiliates, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

(c)	If equity funding is arranged for Puget by Mr. Arce and Puget is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the Financial Industry Regulatory Authority, Inc., Mr. Arce shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

Mr. Arce will also be entitled to the following benefits:

(a)	To an annual vacation (Puget’s current vacation policy is to provide to its Senior Executives with three weeks paid vacation per year), medical and other employee benefits as Puget may offer from time to time, subject to applicable eligibility requirements and subject to Puget’s right to make any modifications to its benefits as it may from time to time deem appropriate;

(b)	To participate and to enroll in Puget’s major medical plan, if and when offered to its Senior Executives, on the first entry date following the commencement of this Agreement;

(c)	To short term disability insurance, if and when offered by Puget to its Senior Executives, on the first entry date following the commencement of this Agreement;

(d)	To participate in Puget’s officers and directors insurance plan and key man insurance when Puget initiates such coverage;

(e)	Legal malpractice insurance for services rendered to Puget which shall cover Mr. Arce individually and Carlos H. Arce, P.A., at policy limits agreed upon by the Parties;

(f)	To participation in Puget’s to its Senior Executives retirement plans and contributions to personal retirement plans in accordance with applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

(g)	To participation in Puget’s to its Senior Executives cash and qualified stock option plan; and

(h)	To reimbursement for authorized out of pocket expenses for any ordinary and necessary business and professional expenses incurred on behalf of Puget, but only if the expenses are adequately substantiated as required by Puget’s then applicable policies on expense reimbursements.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Finally, “Puget will defend, indemnify and hold Mr. Arce harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g., legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken in good faith on behalf of Puget, Puget, their affiliates or for other persons or entities at the request of the board of directors of Puget, to the fullest extent legally permitted, and in conjunction therewith, will assure that all required expenditures are made in a manner making it unnecessary for Mr. Arce to incur any out of pocket expenses; provided, however, that Mr. Arce permits Puget to select and supervise all personnel involved in such defense and that Mr. Arce waives any conflicts of interest that such personnel may have as a result of also representing Puget, Puget, their stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.” A copy of Mr. Arce’s employment agreement was filed with the Commission in a current report on Form 8-K on October 12, 2021.

Mr. Arce, age 33, is an attorney and healthcare business executive specializing in healthcare, corporate law and mergers and acquisitions. He has a Bachelor of Arts degree in history with a minor in communications from Florida International University (2012) and a Juris Doctor degree with a concentration on healthcare law from Nova Southeastern University (2016). He is a member of the Florida Bar, the District of Columbia Bar, the Bar of the United States District Court for the Southern District of Florida, the American Bar Association, the Broward County Bar Association, the American Health Lawyer Association, and the Cuban American Bar Association. He is also a member of the board of directors of the Lighthouse Point Yacht Club. Mr. Arce is one of the founders of Glades Medical Centers of Florida, LLC. Since 2018 he has been a partner in the law firm of Lubell Rosen, LLC in Fort Lauderdale, Florida, a position from which he has resigned in order to assume his roles with Puget. During his partnership at Lubell Rosen, LLC, he has been involved in multi-million dollar healthcare acquisition transactions representing buyers and sellers, and has served as out-of-house counsel for various types of small to large healthcare entities. During 2017 and 2018 he was a civil litigation associate with the law firm of Flanagan Maniotis Berger Ryan in West Palm Beach, Florida. Prior to that time he clerked in several South Florida law firms dealing with transactional matters, and worked as a business development executive.

Qest

Qest is Puget’s parent and controlling shareholder and also serves as Puget’s strategic advisor under a long term retainer and consulting agreement heretofore filed with the Commission. As compensation for its services Qest is entitled to a non-refundable monthly retainer fee, payable in advance on the first day of each month during the pendency of the agreement of $10,000, provided, however, that such fee has been accrued until Puget obtains adequate funds to pay such fees. Proceeds of this Limited Offering will be used to pay accrued fees to Qest as well as to repay advances under a Qest revolving line of credit (see “Use of Proceeds”).

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

In addition to the monthly retainer, Puget is obligated to promptly advance to Qest all funds required to pay for services rendered by third parties contracted by Qest (e.g., licensed broker dealers in securities, investment bankers, attorneys, accountants, public relations experts, marketers, strategic planners, etc.) to provide services to Puget and for all related out of pocket expenses, provided, only, that Puget has approved the retainer of such third parties by Qest, in advance. It is understood that prior to incurring such expenses, Puget, with the assistance of Qest, will arrange required financing. In addition to the foregoing, during the initial three year term of the Qest Agreement, Puget granted to Qest “Incentive Non-Qualified Stock Options” (as that term is defined for purposes of the Internal Revenue Code entitling Qest to purchase 4.9% of Puget´s outstanding and reserved securities (measured assuming exercise of all of the Incentive Non-Qualified Stock Options) of every kind which Puget is authorized to issue, at an exercise price equal to 110% of the fair market price of the underlying securities on the date of grant and, if no trading market exists for Puget’s securities on such date, at an exercise price equal to 110% of the book value of the applicable securities on such date, and, if no book value exists for Puget’s securities on such date, at an exercise price equal to 110% of the par value of the applicable securities on such date. The Incentive Non-Qualified Stock Options are entitled to preemptive rights and thus, any time Puget issues additional securities during the term of the Qest Agreement or renewals thereof, additional Incentive Non-Qualified Stock Options will concurrently be issued to Qest in an amount equal to 4.9% of the additional securities issued. The Incentive Non-Qualified Stock Options and the securities issuable on exercise thereof will be included in any registration or qualification statements filed by Puget with the Commission or any state securities regulatory authorities, registering any of its securities for sale or distribution. Puget has been informed by Qest that, subject to compliance with applicable legal requirements, a portion of the Incentive Non-Qualified Stock Options to be issued to Qest will probably be transferred by Qest to its officers, directors, employees or to third party independent contractors, all of whom would assist Qest in the performance of its duties to Puget. In addition to the compensation described above, subject to compliance with then applicable licensing and other legal requirements (essential given that Qest is not a licensed entity):

●	In the event that Qest arranges or provides funding for Puget on terms more beneficial than those reflected in Puget’s current principal financing agreements, Qest is entitled, at its election, to either a fee equal to 25% of such savings, on a continuing basis, or if equity funding was provided directly by Qest or any affiliates thereof, a discount of 25% from the price for the subject equity securities paid by any other contemporaneous subscribers; or, if funding is provided by any person or group of persons introduced to Puget by Qest or persons associated with Qest, directly or indirectly, but not by Qest or its principals as described in the preceding subsection, then Qest will be entitled to an introduction fee equal to 5% of the aggregate proceeds so obtained. The parties agreed to obtain appropriate legal advice and opinions in each instance indicating such payments or discounts would not violate applicable laws, including applicable securities laws and such payments or discounts would be deemed waived if such opinions are adverse.

●	In the event that Qest generates business for Puget, then, on any sales resulting therefrom, Qest is entitled to a commission equal to 5% of the gross income derived by Puget therefrom, on a continuing basis. In the event that Qest or any affiliate thereof arranges for an acquisition by or of Puget (regardless of how structured), then Qest is entitled to compensation equal to 5% of the total of all compensation paid for such acquisition, in addition to any compensation negotiated and received from the acquired or acquiring entity or its affiliates by Qest or its affiliates, such compensation to be paid concurrently with the first payments made in conjunction with such acquisition.

In addition to payment of fees, Puget is responsible for payment of all costs and disbursements associated with Qest’s services not theretofore specified either involving less than $50 per item and $200 in the aggregate during the preceding 30 day period; or, reflected in an operating budget approved by Puget; or, approved in writing by Puget; provided, however, that the refusal by Puget to approve expenditures required for the proper performance of Qest’s services will excuse performance of such services.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

In order to resolve conflicts of interest when Qest introduces an acquisition candidate to Puget, the retainer and consulting agreement among them was recently amended so that, in the event that Puget enters into an acquisition agreement with any person or entity party to a consulting agreement with Qest, such agreement will be merged into Qest’s agreement with Puget, Puget assuming all obligations related thereto owed by Qest to such person or entity, and, in that consideration therefor, Qest will relinquish its right to all compensation under its agreement with the acquired company, on and after closing on the acquisition by Puget. In consideration for the foregoing, Puget agreed that it would issue to Qest securities equal to 10% of those issued to the acquired entity. Thereafter, services rendered for the benefit of the acquired entity would be rendered by Qest through the agreement between Qest and Puget. Section 1.4(A)(1) of the agreement between Qest and Puget was also amended by providing that the monthly $10,000 retainer would be increased by $2,000 per Puget subsidiary acquired during the original term, and, during any renewals, the additional monthly sum would be $1,000 per additional. Finally, the Parties acknowledged that because of interlocking directorates and shared officers, conflicts of interest difficult to resolve seemed probable and therefore, Puget agreed to accelerate its efforts to promptly recruit, elect and or retain qualified personnel to replace Messrs. Hermann Burckhardt and Thomas Jaspers, both of whom are currently officers and directors of both Qest and Puget, who would, nonetheless, continue to make their services available to Puget through the agreement with Qest.

Board of Advisors

Noting that Puget’s current lack of resources made it impossible to retain all of the personnel it required in order to address all of the important factors needed to develop a multifaceted venture of the type contemplated by Puget and also, that its lack of independent directors made it impossible to develop certain mechanisms of corporate best practices from which Puget could benefit, during early November of 2020 Qest suggested to Puget’s Board of Directors that outside advisors might at least assist in fulfilling some of the functions contemplated. Based on such recommendations, on November 10, 2020 Puget’s Board of Directors chartered an advisory board, a copy of which was filed with the Commission in a related report of special event on Form 8-K and is also available at Puget’s website located at https://pugettechnologies.com/.

Although four members have been appointed to the Board of Advisors, it has not actively met, in part because three of the members have proposed a potential acquisition for Puget in the solar energy business, and those discussions have been in abeyance as Puget has elected to initially concentrate in the healthcare business and it is assumed that if it does not pursue the solar energy project in the near future, such members might elect to resign. The four current members of the Board of Advisors are Ms. Natalia Trujillo Orozco, Pranav Nawani, PhD and Messrs. Andrew Spencer and David E. Burnett.

The Board of Advisors does not have decision making authority as all recommendations require ratification by Puget’s Board of Directors. The Board of Advisors, when it becomes more active and additional members are added, will be divided into specifically tasked committees of three kinds: standing (permanent); special temporary committees assuming roles that will be returned to the Board of Directors when its membership includes sufficient independent members; and, ad hoc, special purposes committees with limited scope and duration. The functions of the diverse committees may be combined if appropriate, practical and economically efficient. Standing Committees will include an acquisition evaluation committee; a business development committee; a technology and innovations committee; a stockholder and investment relations committee; a finance committee tasked with assisting management in securing and maintain adequate sources of credit and investment, most particularly for its subsidiaries; and, a personnel recruitment committee. Special temporary committees will include an audit committee and a compensation committee. All committee members will be members of the Board of Advisors which will meet in plenary session at least annually, concurrently with and as a component of the annual meeting of stockholders.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Members of the Board of Advisors will be eligible for compensation in the form of five year, restricted non-qualified stock options vesting at the conclusion of two years of service on the Board of Advisors, the quantity of which will be determined by Puget’s Board of Directors on a case by case basis based on recommendation of management and, for so long as it is retained as Puget’s strategic consultant, by Qest acting in the role of a de facto member of the compensation committee until such time as Puget’s Board of Directors has sufficient independent members to constitute a Compensation Committee as envisioned in the Bylaws. All such options will be exercisable at a price of not less than 110% of the market price for the subject underlying securities on the date of grant. Other than the foregoing, no member of the Board of Advisors or of any committee thereof will be entitled as a result of such role to any compensation from Puget.

Board of Advisors members may include directors, officers or employees of Puget’s subsidiaries and may also, assuming qualified stockholders are interested in serving in such role, include persons who have been stockholders of Puget for at least one year. Puget’s president or his designee will serve as the chair of the Board of Advisors and of all of its committees. One of the current members of the Board of Advisors, a chemical engineer with expertise in alimentary augmentation, is the wife of one of Qest’s directors and shareholders

Code of Ethics

Puget’s Board of Directors adopted a code of ethics on the 8th day of February, 2021 that was ratified by the shareholder’s at Puget’s 2021 annual meeting on June 7, 2021. It applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Pursuant to Item 406 of Commission Regulation S-K, the term code of ethics means written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)	Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by Puget;

(3)	Compliance with applicable governmental laws, rules and regulations;

(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)	Accountability for adherence to the code.

A copy of Puget’s code of ethics is filed with the Commission and is also available on Puget’s website at https://www.pugettechnologies.com/.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Terms of the Limited Offering

General

Puget hereby offers to the specific investors provided with numbered copies of this Memorandum, up to 800 Units of its securities at a price of $25,000 per Unit. Each Unit is comprised of 5,000 shares of Class B Convertible Preferred Stock convertible into ten shares of Puget’s Common Stock with provisions restricting a reduction in the number of shares of Common Stock into which it can be converted notwithstanding changes in capitalization (such as reverse stock splits). The minimum commitment is $25,000.

While Puget intends for the Units to be placed by its officers without payment of compensation, it may, if necessary, utilize the services of duly licensed broker dealers in securities in conjunction with sales of the securities offered. Such brokers or dealers may be paid commissions of up to 10% of their gross sales, reimbursed for out of pocket expenses not exceed $1,500 for any particular expense without Puget’s written consent, nor exceeding $10,000 in the aggregate without mutual agreement of the parties. In addition, they may receive warrants to purchase Class B Convertible Preferred Stock equal to 5% of the securities they place (a maximum, assuming that they sell all 4,000,000 of the shares offered, of warrants to purchase 200,000 shares). Such warrants will be exercisable at $5.50 per share during the seven-year period following closing on this Limited Offering subject to terms and conditions materially similar to those of Puget’s current Warrant Indenture heretofore filed with the Commission. Participating broker dealers may elect to receive their commissions in shares of the Class B Convertible Preferred Stock valued at the offering price paid by Subscribers. Fixed expenses of the offering, including legal fees, filing fees, meeting costs and broker dealer expenses are expected to be approximately $20,000 but could vary depending on the duration of the offering, which, in turn, is expected to vary based on the amount of securities successfully placed. To the extent that commissions and offering expenses are less than anticipated, the proceeds to Puget would be correspondingly increased.

Puget must close on subscriptions for the Minimum Placement (120 of the Units) on or before November 15, 2021. All proceeds received prior to closing on the Minimum Placement will, unless the initial subscription is for at least 120 Units) be maintained in a licensed attorney’s trust account and must be returned to Investors, without deductions but also without payment of interest if the Minimum Placement has not been closed by the 4:30 p.m., New York City time, on November 15, 2021.

Affiliates of Puget may purchase Units on the same terms as those offered to other Subscribers to this offering if all Units are not subscribed for by un-Affiliated parties. In the event that Subscriptions for more than 800 Units are received by Puget, Puget will, in its sole discretion, select the Subscriptions to be accepted. It is anticipated that, in addition to investor suitability standards, the principal factors which will affect the decision to accept Subscriptions will be the date fully completed Subscriptions (including cash payment) are received and the number of Units for which investors have Subscribed.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Method of Subscription

Subscription for Units is accomplished by (1) executing the Subscription Agreement (Exhibit A); and (2) tendering cash, certified or official bank check or checks, postal money orders or financial institution wire transfers (“cash equivalents”) for the full subscription price, i.e., $25,000 per Unit, subject to a $25,000 Minimum Commitment. Until the Minimum Placement has been closed upon (unless the initial subscription is for at least 120 Units), all of the foregoing must be delivered to Carlos H. Arce, P.A., as escrow agent. Mr. Arce’s contact data is as follows: Carlos H. Arce, P.A.: 200 South Andrews Avenue, Suite 900; Fort Lauderdale, Florida 33301; telephone and WhatsApp number +1 (305) 877-3204; email: cha@lubellrosen.com. His trust account is Carlos H. Arce, P.A., Trust Account; PNC Bank, NA, ABA number 043000096, Swift Code PNCCUS33, Account Number 1242778442.. After closing on the Minimum Placement, Subscriptions Agreements and required payments must be delivered to Karen Lynn Fordham, MBA, President & Chief Executive Officer; Puget Technologies, Inc.; 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; Wells Fargo Bank, NA; account number 6020042567, routing number 121000248, for the account of Puget Technologies, Inc.

Transferability of Securities

The Units have not been, nor will they be, registered under Section 5 of the Securities Act or under the securities laws of any state. They are being offered in reliance upon exemptions from registration requirements provided Rule 506(b) of Regulation D of the Securities Act. Consequently, they may not be disposed of by Subscribers unless they are either registered with the Commission or an exemption from applicable federal and state registration requirements is available. Subscribers to the Units will be granted the right to register the shares of Class B Convertible Preferred Stock subscribed for in any future registration statements filed by Puget pursuant to Section 5 of the Securities Act. While such registration would comply with registration requirements for resales imposed under the Securities Act, resales will probably be subject to contractual restrictions limiting the quantity of such securities that can be sold by the Subscriber on any given day, any given week, any given month and any given quarter until after the initial year of their acquisition. It is expected that such requirement will be imposed on Puget and the Subscribers by the registered securities brokerage firms with which Puget expects to enter into investment banking agreements following Closing on this Limited Offering but the nature of such requirement, if any, cannot yet be accurately predicted.

Plan of Distribution

All Units will be offered on behalf of Puget on an uncompensated basis by its officers and officers of Qest, its parent. In addition, Puget may organize a group of securities broker/dealers for purpose of assisting in the sale of the Units to the public (the “Selected Dealers”). All Selected Dealers must either be members of the FINRA or foreign dealers in securities who are not eligible for FINRA membership but who agree to abide by the FINRA’s Rules of Fair Practice and not to make sales either within the jurisdictional boundaries of the United States or to United States nationals. Such brokers or dealers may be paid commissions of up to 10% of their gross sales, reimbursed for out of pocket expenses not exceeding $1,500 for any particular expense without Puget’s written consent, nor exceeding $10,000 in the aggregate without mutual agreement of the parties. In addition, they may receive warrants to purchase Class B Convertible Preferred Stock equal to 5% of the securities they place (a maximum, assuming that they sell all 4,000,000 of the shares offered, of warrants to purchase 200,000 shares). Such warrants will be exercisable at $5.50 per share during the seven-year period following closing on this Limited Offering subject to terms and conditions materially similar to those of Puget’s current Warrant Indenture heretofore filed with the Commission. Participating broker dealers may elect to receive their commissions in shares of the Class B Convertible Preferred Stock valued at the offering price paid by Subscribers. Fixed expenses of the offering, including legal fees, filing fees, meeting costs and broker dealer expenses are expected to be approximately $20,000 but could vary depending on the duration of the offering, which, in turn, is expected to vary based on the amount of securities successfully placed. To the extent that commissions and offering expenses are less than anticipated, the proceeds to Puget would be correspondingly increased.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Description of the Securities Offered

The Class B Convertible Preferred Stock will be issued without par value and will enjoy the following attributes:

1.	Voting. Each share of the Class B Convertible Preferred Stock shall have 1,000 times the number of votes on all matters submitted to the shareholders than do shares of the Corporation’s common stock, $0.001 par value (the “Common Stock”), 4,990,000,000 shares of which are currently authorized and into which shares of Class B Convertible Preferred Stock are convertible, as provided in Section 4, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected.

2.	Dividends. The holders of Class B Convertible Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Class B Convertible Preferred Stock when and if declared by the Board of Directors of the Company in the sum of twenty (20%) percent of the Corporation’s net, after tax profits per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Class B Convertible Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

3.	Liquidation Preference. Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of Common Stock, ten times that sum available for distribution to Common Stock holders.

4.	Conversion. The holders of shares of Class B Convertible Preferred Stock shall, on and after January 1, 2022, have the right to convert each share of Class B Convertible Preferred Stock into fully-paid and nonassessable shares of Common Stock. Each share of Class B Convertible Preferred Stock shall be convertible at a Conversion Rate of 10 shares of Common Stock, subject to the terms set forth in this Section 4.

(a)	Certain Adjustments for Stock Splits, Mergers, Reorganizations, Etc.

(1)	In the event the outstanding shares of Common Stock shall, after the filing of this Resolution, be combined (reverse split) by reclassification or otherwise, or in the event of a reclassification, reorganization or exchange or any merger, acquisition, consolidation or reorganization of the Corporation with another Corporation, no such event which shall have the effect of reducing the number of shares of the Corporation’s Common Stock or increasing their par value or otherwise reducing the number of shares of Common Stock into which the shares of Class B Convertible Preferred Stock are or would be convertible shall negatively impact the conversion ratio of ten shares of Common Stock for each share of Class B Convertible Preferred Stock converted (e.g., for purposes of illustration, should the Company’s Common Stock be combined [reverse split] so that each current share becomes a fraction of a share, the conversion ratio will remain ten for one whole share of Common Stock) shall be effected without the prior consent of the holders of a majority of the Class B Convertible Preferred Stock.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

(2)	However, should the shares of Common Stock be multiplied in any such case, e.g., each Share of Common Stock converted into multiple shares, then the conversion rights of the holders of the Class B Convertible Preferred Stock shall be correspondingly multiplied (e.g., for purposes of illustration, should the Company’s Common Stock be multiplied [forward split] so that each share becomes ten, then the conversion ratio will be multiplied so that each share of Class B Convertible Preferred Stock shall be convertible for one hundred shares of Common Stock.

(3)	In addition to the foregoing, no reduction in the authorized shares of the Class B Convertible Preferred Stock (for example, pursuant to a reverse stock split) may be affected without the prior consent of the holders of a majority of the Class B Convertible Preferred Stock.

(b)	Conversion Notice. The Holder of a share of Class B Convertible Preferred Stock may exercise its conversion right after December 31, 2021 by giving a written conversion notice in the form of Exhibit A hereto (the “Conversion Notice”) (1) by electronic mail to the Corporation’s transfer agent for its Common Stock, as designated by the Corporation from time to time (the “Transfer Agent”), confirmed by a telephone call and (2) by overnight delivery service, with a copy by electronic mail to the Corporation and to its counsel, as designated by the Corporation from time to time. The Holder must also surrender the certificate for the Class B Convertible Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

(c)	Issuance of Certificates; Time Conversion Effected. Promptly, but in no event more than three (3) Trading Days, after the receipt of the Conversion Notice referred to in Subsection 4.2 and surrender of the Class B Convertible Preferred Stock certificate, the Corporation’s Transfer Agent shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Class B Convertible Preferred Stock has been converted. In the alternative, if the Corporation’s Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the “Conversion Date” shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Class B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

(d)	Fractional Shares. The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Class B Convertible Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

(e)	Reissuance of Class B Convertible Preferred Stock. Shares of Class B Convertible Preferred Stock that are converted into shares of Common Stock as provided herein may, at the discretion of the Corporation’s Board of Directors, be reissued.

5.	Redemption. After providing ten days prior written notice to the holders of the Class B Convertible Preferred Stock, the Company shall have the right to redeem (unless otherwise prevented by law) any outstanding shares of Class B Convertible Preferred Stock at an amount equal to $0.10 per share of Class B Convertible Preferred Stock, plus accrued but unpaid dividends thereon (the “Redemption Price”). The Company shall consummate the redemption and pay the Redemption Price within twenty days of the date of such notice. The Redemption Price shall be paid in immediately available funds.

6.	Vote to Change the Terms of or Issue Class B Convertible Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding shares of Class B Convertible Preferred Stock shall be required for (i) any change to the Corporation’s Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Class B Convertible Preferred Stock, or (ii) any issuance of additional shares of Class B Convertible Preferred Stock.

7.	Notices. In case at any time:

(a)	the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(b)	there shall be any Organic Change; then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by electronic mail or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Class B Convertible Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

8.	Record Owner. The Corporation may deem the person in whose name shares of Class B Convertible Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Class B Convertible Preferred Stock for the purposes of conversion and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

9.	Register. The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Class B Convertible Preferred Stock. Upon any transfer of shares of Class B Convertible Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Stock Register.

Indemnification Arrangements

Puget’s certificate of incorporation and bylaws provide for indemnification of Puget’s officers, directors and other persons acting on behalf of Puget, to the fullest extent permitted under the laws of the State of Nevada. In addition, it is anticipated that any agreements with Selected Dealers will provide for cross-indemnification arrangements between Puget and the subject Selected Dealers to the fullest extent permitted under applicable laws and under the rules applicable to broker dealers by FINRA. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Puget pursuant to the foregoing provisions, Puget has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

With respect to indemnification and related matters, Puget’s Articles of Incorporation provide as follows:

Article VII Indemnification

9.1	The Corporation shall indemnify any person (including his estate) made or threatened to be made a party to any suit or proceeding, whether civil or criminal, by reason of the fact that he was a director, officer or authorized agent of the Corporation or served at its request as a director or officer of another corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such threat, suit or proceeding, or any appeal therein, to the full extent permitted by the General Corporation Law of Nevada.

9.2	Promptly after receipt by a party to be indemnified under this section of notice of the commencement of any such suit or proceeding, such party will, if a claim in respect thereof is to be made against the Corporation, notify the Corporation of the commencement thereof.

9.3	The Corporation shall be entitled to participate at its own expense in the defense or to assume the defense of any such suit or proceedings, and in any such case, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the party to be indemnified but if no such agreement can be reached, the party to be indemnified shall bear the fees and expenses of any additional counsel retained by him or by her.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

9.4	Funds required to pay expenses reasonably necessary to defend allegations that would raise the foregoing right of indemnifications shall be advanced by this Corporation at any time that the person claiming such expenses appears reasonably likely to become entitled to indemnification and enters into a binding agreement with this Corporation to repay advances for such expenditures in the event that he, she or it is eventually found not to be entitled to indemnification.

Article VIII Limitation on Stockholder Actions

8.1	Stockholders shall not have a cause of action against the Corporation’s Officers, Directors or agents as a result of any action taken, or as a result of their failure to take any action, unless deprivation of such right is deemed a nullity because, in the specific case, deprivation of a right of action would be impermissibly in conflict with the public policy of the State of Nevada.

8.2	No stockholder may assert a derivative cause of action on behalf of the Corporation, rather, any claims that would give rise to derivative causes of action shall be submitted in writing, specifying the nature of the cause of action and providing all evidence associated with such claim, to a special committee of the Board of Directors comprised of members who do not also serve as officers of the Corporation and are not reasonably involved with the subject cause of action, or if no such directors are serving, to legal counsel designated by the Corporation in which neither the law firm or any of its owners, members, employees or affiliates holds shares of the Corporation’s securities, holds any office or position with the Corporation or is related by marriage or through siblings, parents or children to any officer or director of the Corporation, and the decision to litigate, or not to litigate by such special committee or special counsel shall be binding on the Corporation and the submitting stockholder or stockholders; unless the foregoing procedure has not been followed within 90 days after completion of the submission by the subject stockholder.

8.3	The fact that this Article shall be inapplicable in certain circumstances shall not render it inapplicable in any other circumstances and the courts of the State of Nevada are hereby granted the specific authority to restructure this Article, on a case by case basis or generally, as required to most fully give legal effect to its intent.

Article IX Affiliated Transactions

This Corporation shall not be subject to the restrictions or requirements for affiliated transactions imposed by Sections 78.411 et. seq., Nevada Revised Statutes, as permitted by the waiver provisions of Section 78.434 thereof.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Litigation

Puget is not a party to any pending legal proceeding and no material legal proceedings are known to be contemplated.

Legal Opinions

Carlos H. Arce, Esquire, Puget’s general counsel, will, prior to acceptance of any subscriptions for the securities offered, be asked by Puget to render his opinion that the Units, when issued as described in this Memorandum, will be duly authorized, validly issued, fully paid and non-assessable. Except for the foregoing opinion, Mr. Arce has not and will not “expertise” any part of the information in this document and investors must rely on their own advisors in conjunction with evaluation of the information provided herein. Unless the initial subscription is for at least 120 Units ($3,000,000) has been attained, all subscription proceeds will be deposited in a special trust account established by Mr. Arce’s professional association, Carlos H. Arce, P.A., and if the Minimum Placement is not attained by November 15, 2021, Mr. Arce will return all proceeds received by the Subscribers without deduction but also without payment of interest. Mr. Arce’s contact data is as follows: Carlos H. Arce, Esquire: Carlos H. Arce P.A.: 200 South Andrews Avenue, Suite 900; Fort Lauderdale, Florida 33301; telephone and WhatsApp number +1 (305) 877-3204; email: cha@lubellrosen.com.

Experts

Financial Statements

Puget’s financial statements for the years ended October 31, 2020 and 2019 included in the annual report on Form 10-K for the year ended October 31, 2020 and incorporated by reference herein were audited and the financial statements for the fiscal quarters ended January 31, 2021, April 30, 2021 and July 31, 2021 were reviewed by BF Borgers CPA PC of 5400 W Cedar Ave, Lakewood, CO 80226, independent certified public accountants, to the extent and for the periods set forth in their reports. All of the foregoing is filed with the Commission Forms 10-K, 10-Q or 8-K and accessible through the Commission’s Internet website located at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001540615&type=&dateb=2020&owner=include&count=100&search_text (in its EDGAR archives) and at Puget’s website located at https://pugettechnologies.com/.

Proforma financial information and projections are included as exhibits to this Limited Offering Memorandum. Such proforma financial statements have not been audited, rather, they were prepared by Puget’s chief financial officer for use in internal, acquisition related decisions and involve forward looking information, as described below. Proforma financial statements for proposed acquisitions are hypothetical. They seek to provide a starting point for determining what the consolidated operations of the acquiring company and the acquired companies would have looked like, had they already occurred. In this case, the proforma financial statements include the accounts and balances of Puget Technologies, Inc., and proposed subsidiaries Behavioral Centers of South Florida, LLC, D & D Rehab Center, Inc. for the fiscal periods ended July

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

31, 2021. They do not reflect other contemplated acquisitions such as and Glades Medical Centers of Florida LLC or Care Suites nor the development of NHC and Puget Puerto Rico, nor do they reflect potential savings from elimination of duplicated expenses, owners’ expenses which have not yet been identified or the synergistic possibilities available from joint operations. In essence, they are backward looking statements with all the pitfalls of forward-looking information prepared as analytical guides for sophisticated analysts and investors. They do not reflect actual results. Financial projections are speculative analytical tools that start from historical results and then project forward based on future plans the realization of which is speculative involving myriads of factors, most beyond the control of the parties involved. They are essentially road maps using available data mixed with suppositions and aspirations. They are subject to unknowable future general economic conditions and trends as well as to the performance of participants involving currently unidentified personnel. For such reasons, they must not be relied on as accurate predictors of future results. Rather, they involve the strategic plans of the entities and personnel currently involved and the goals they intend to attain.

Forward-Looking Information: Any statements made in this Memorandum that are not statements of historical fact, including statements about Puget’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. Puget bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this Memorandum, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although Puget believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect Puget’s actual results to differ materially from those expressed in the forward-looking statements and projections. Puget undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If Puget does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

Additional Information

The offices of Puget are currently located at 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432. Appointments can be arranged by calling the principals of Puget’s management at 1 561 2108535, through its website at https://pugettechnologies.com/ or by emailing info@pugettechnologies.com. Prospective investors, their representatives and advisors can obtain access to confidential information involving Puget relevant to this Limited Offering and specifically, to information incorporated herein by reference, by obtaining login access to a restricted section of Puget’s corporate website at https://pugettechnologies.com/ (username and password) and must do so in order for their subscriptions to be accepted by Puget.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Prospective investors, their representatives and advisors are also invited to meet with Puget representatives at Puget’s principal executive offices listed above at any reasonable hour after prior notice to obtain clarification with respect to any materials relating to this Limited Offering, agreements affecting the contemplated activities of Puget or other matters or documents discussed in this Memorandum or accompanying this Memorandum. Puget will answer all inquiries from prospective stockholders or their representatives or advisors concerning Puget, and any other matters relating to offering and sale of the Units and will afford the prospective stockholders, their representatives or advisors the opportunity to obtain any additional information (to the extent that Puget possesses such information) necessary in order to evaluate this Limited Offering.

Certifications

The undersigned, being Puget’s duly elected and currently serving president and chief executive officer and its duly elected and currently serving secretary, treasurer and chief financial officer, hereby certify that, upon information and belief after careful review of the foregoing and of the support for the information contained herein, it is true, accurate and complete, subject to caveats referred to herein concerning to forward looking statements.

/s/Hermann Burckhardt/s/

Chairman of the Board of Directors

Dated as of October 15, 2021

/s/Karen Lynn Fordham, MBA/s/

President and Chief Executive Officer

Dated as of October 15, 2021

/s/Thomas M. Jaspers/s/

Secretary, Treasurer and Chief Financial Officer

Dated as of October 15, 2021

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Puget Technologies, Inc. and Proposed Subsidiaries Report Accompanying Unaudited Pro forma Balance Sheet and Income Statement and Projected Statement of Operations as of and for the Fiscal Periods Ended July 31, 2021

Puget has prepared the accompanying unaudited proforma condensed consolidated and consolidating balance sheet and statement of operations, reflecting the business combination of Puget and Behavioral Centers of South Florida, LLC., D & D Rehab Center, Inc., Now Health Corp. (a newly formed entity), Glades Medical Centers of Florida LLC (which is comprised of Primary Medical Physicians, LLC and Personal Care Medical Group LLC) and CareSuites LLC as of July 31, 2021, and the projected unaudited proforma condensed consolidated statement of operations the fiscal periods ended July 31, 2021. Because it is anticipated that Glades Medical Centers of Florida LLC will be merged into Now Health Corp., information concerning such entities has been presented as Now Health. These proforma financial statements have not been audited, rather, they were prepared by Puget’s chief financial officer for use in internal, acquisition related decisions and involve forward looking information, as described below.

Proforma financial statements for proposed acquisitions are hypothetical. They seek to provide a starting point for determining what the consolidated operations of the acquiring company and the acquired companies would have looked like, had they already occurred. In this case, the proforma financial statements include the accounts and balances of Puget Technologies, Inc., and proposed subsidiaries mentioned above as of July 31, 2021 and for the fiscal periods ended July 31, 2021. They do not reflect potential savings from elimination of duplicated expenses, owners’ expenses which have not yet been identified or the synergistic possibilities available from joint operations. In essence, they are backward looking statements with all the pitfalls of forward-looking information prepared as analytical guides for sophisticated analysts and investors. They do not reflect actual results.

Financial projections are speculative analytical tools that start from historical results and then project forward based on future plans the realization of which is speculative involving myriads of factors, most beyond the control of the parties involved. They are essentially road maps using available data mixed with suppositions and aspirations. They are subject to unknowable future general economic conditions and trends as well as to the performance of participants involving currently unidentified personnel. For such reasons, they must not be relied on as accurate predictors of future results. Rather, they involve the strategic plans of the entities and personnel currently involved and the goals they intend to attain.

Any statements made in this Memorandum that are not statements of historical fact, including statements about Puget’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. Puget bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this Memorandum, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although Puget believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect Puget’s actual results to differ materially from those expressed in the forward-looking statements and projections. Puget undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If Puget does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

The following data is Copyright © 2021 Puget Technologies, Inc. All Rights Reserved.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Puget Technologies, Inc. and Proposed Subsidiaries
Unaudited Proforma Condensed Consolidated
Balance Sheet
July 31, 2021

Total

Cash	$370,963
Accounts Receivable	1,723,817
Other	440,113
Fixed Assets	328,151

Total	$2,863,044

Accounts Payable	$61,332
Related Party Debt	808,356
St Loans Payable	2,007,996
Lt Loans Payable	346,018

Shareholders’ Equity	5,273,845
Retained Earnings	(5,634,503)

Total	$2,863,044

See above regarding the unaudited proforma financial statements and projection.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Puget Technologies, Inc. And Proposed Subsidiaries
Unaudited Proforma Condensed Consolidating
Balance Sheet
July 31, 2021

	Puget	BCSF	D & D	Now Health	Total

Cash	$49	$95,465	$142,313	$133,136	$370,963
Accounts Receivable	—	520,000	1,203,817	—	1,723,817
Other	—	406,254	14,902	18,957	440,113
Fixed Assets	—	59,140	269,011	—	328,151

Total	$49	$1,080,859	$1,630,043	$152,093	$2,863,044

Accounts Payable	$32,948	$23,917	$—	$4,467	$61,332
Related Party Debt	195,297	613,059	—	—	808,356
St Loans Payable	—	637,839	1,285,176	84,981	2,007,996
Lt Loans Payable	—	—	346,018		346,018

Shareholders’ Equity	6,509,410	(923,514)	(566,261)	254,210	5,273,845
Retained Earnings	(6,737,606)	729,558	565,110	(191,565)	(5,634,503)

Total	$49	$1,080,859	$1,630,043	$152,093	$2,863,044

See above regarding the unaudited proforma financial statements and projection.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Puget Technologies, Inc. and Proposed Subsidiaries
Unaudited Proforma Condensed Consolidated
Statement of Operations
And Retained Earnings
For the Fiscal Periods Ended July 31, 2021

Total

Revenue	$7,594,273

Expenses
Related Party	330,038
Interest	257,677
Operating Costs	6,951,614

Total Expenses	7,539,329

Net Income	54,944

Retained Earnings - Beginning	(5,689,447)
.
Re - Ending	$(5,634,503)

Puget Common Share Equivalents Outstanding July 31, 2021	4,775,747,081

Net Income Per Share	$0.00001150

See above regarding the unaudited proforma financial statements and projection.

The number of outstanding shares and net income per share does not include any adjustments for contemplated future proposed reverse stock split.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Puget Technologies, Inc. and Proposed Subsidiaries
Unaudited Proforma Condensed Consolidating
Statement of Operations
And Retained Earnings
For the Fiscal Periods Ended July 31, 2021

	Nine	Seven	Seven	Seven
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	7/31/2021	7/31/2021	7/31/2021	7/31/2021
	Puget	BCSF	D & D	Now Health	Total

Revenue	$—	$4,630,653	$2,526,908	$436,712	$7,594,273

Expenses
Related Party	330,038	—	—	—	330,038
Interest	257,677	—	—	—	257,677
Operating costs	83,325	4,110,254	2,205,734	552,301	6,951,614

Total Expenses	671,040	4,110,254	2,205,734	552,301	7,539,329

Net Income	(671,040)	520,399	321,174	(115,589)	54,944

Retained Earnings – Beginning	(6,066,566)	209,159	243,936	(75,976)	(5,689,447)

Retained Earnings - Ending	$(6,737,606)	$729,558	$565,110	$(191,565)	$(5,634,503)
Puget Common Share Equivalents Outstanding July 31, 2021					4,775,747,081

Net Income Per Share					$0.00001150

See above regarding the unaudited proforma financial statements and projections.

The number of outstanding shares and net income per share does not include any adjustments for contemplated future proposed reverse stock split.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Puget Technologies, Inc. and Proposed Subsidiaries
Projected Unaudited Proforma Condensed Consolidated
Statement of Operations
For the Next Two Fiscal Periods

	Year 1	Year 2

Revenue	$24,190,000	$48,275,000

Expenses
Parent Expenses	850,000	1,900,000
Operating Costs	15,140,000	22,625,000

Total Expenses	15,990,000	24,525,000

Net Income	$8,200,000	$23,750,000

Puget Common Share Equivalents Outstanding July 31, 2021	4,775,747,081	4,775,747,081

Net Income Per Share	$0.00171701	$0.00497304

See above regarding the unaudited proforma financial statements and projection.

The number of outstanding shares and net income per share does not include any adjustments for contemplated future proposed reverse stock split.

These projections are conservative estimates and do not take into account a number of other attractive acquisition opportunities currently under review (or other anticipated future opportunities given the nature of Puget’s plans for a roll up of related and complementary businesses in the healthcare area) because such opportunities are deemed as speculative by management and may or may not be concluded.

For illustrative purposes only, should a one for 500 reverse stock split be implemented, then the income per share would increase from $0.00171701 to $0.85805 per share for Year 1 and from $.00497304 to $2.48652 for Year 2.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

A publicly held Nevada corporation

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

561 210 8535 * info@pugettechnologies.com * https://pugettechnologies.com/

Limited Offering Subscription Agreement

These securities have not been registered with the securities & exchange commission, in reliance upon exemptions provided by Rule 506(b) promulgated under authority of the Securities Act of 1933, as amended, nor have they been registered under the securities acts of any state in reliance upon corresponding exemptions of each state in which the securities will be offered. No federal, state or local agency has passed or will pass upon the merits of any securities, nor upon the accuracy or completeness of any offering circular or other selling literature. Any representation to the contrary is unlawful.

TERMS:

1.       General.

(a)	(1)	This Subscription is part of a limited subscription by accredited investors, as that term is defined in Rule 501 of Securities and Exchange Commission (the “Commission”) Regulation D promulgated under authority of the Securities Act of 1933, as amended (“Rule 501”, “Regulation D” and the “Act”, respectively) and up to 35 non-accredited investors (the “Limited Offering”) for the acquisition of securities of Puget Technologies, Inc. (“Puget”), a publicly held Nevada corporation subject to the reporting requirements imposed by Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each unit offered is comprised of 5,000 shares of Class B Convertible Preferred Stock and offered at a gross offering price of $25,000.

(2)	An aggregate of 800 Units are being offered at a gross offering price of $20,000,000.

(3)	Unless designated in writing by Puget as one of the 35 permitted non-accredited investors, the hereinafter described subscriber is an “accredited investor” as that term is defined in Rule 501 of Commission Regulation D.

(4)	The issuance of the Units is to be effected in reliance on the exemptive provisions of Rule 506(b) of Regulation D promulgated thereunder authority of the Securities Act providing for the issuance of securities solely to accredited investors and up to 35 non-accredited investors.

(5)	Conversion of the shares of the Class B Convertible Preferred Stock for shares of Puget’s Common Stock will, it is assumed, be effected in reliance on Section 3(a)(9) of the Securities Act which will permit tacking of required holding periods commencing on the date subscription for Units are accepted and full payment made.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

(6)	All securities comprising the Units and into which they may be exercised and converted will be restricted securities and may be resold or transferred only if first registered under Section 5 of the Securities Act or subject to an applicable exemption from such requirement under one of the subsections of Sections 3 and 4 of the Act, most of which require a holding period of one year.

(7)	Piggyback Rights:

(A)	Subscribers to the Units may be granted the right to register the shares of Class B Convertible Preferred Stock subscribed for in any future registration statements filed by Puget pursuant to Section 5 of the Securities Act.

(B)	While such registration will comply with registration requirements for resales imposed under the Securities Act, resales will probably be subject to contractual restrictions limiting the quantity of such securities that can be sold by the Subscriber on any given day, any given week, any given month and any given quarter until after the initial year of their acquisition.

(c)	It is expected that such requirement will be imposed on Puget and the Subscribers by the registered securities brokerage firms with which Puget expects to enter into investment banking agreements following Closing on this Limited Offering but the nature of such requirement, if any, cannot yet be accurately predicted.

(b)	Information concerning Puget is contained on the Securities and Exchange Commission’s EDGAR web site (https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001540615&type=&dateb= 2020&owner=include&count=100&search_text) including annual reports on Form 10-K containing certified financial statements, quarterly reports on Form 10-Q containing unaudited financial information and reports of current events on Form 8-K. Most of the information required by subscribers in making their investment decisions is provided through Puget’s annual report on Form 10-K for the year ended October 31, 2020, quarterly reports for the fiscal quarters ended January 31, 2021, April 30, 2021 and July 31, 2021, and, current reports on Form 8-K filed since July 31, 2021, all incorporated by reference herein. Additional information is available on a restricted section of Puget’s website requiring a user name and password reserved to potential subscribers. The username and password are required because the exemptions under applicable securities laws relied on for this Limited Offering restrict general solicitations and require verification of data concerning the identities of Offerees and their ability to evaluate and bear the risks associated with investment.

(c)	(1)	The purpose of this limited placement is to raise funds to close on the multistage acquisitions of Behavioral Centers of South Florida LLC and D & D Rehab Center, Inc., and, if negotiations prove successful, to acquire Glades and Care Suites and develop current subsidiaries (NHC and Puget Puerto Rico); to immediately bring Puget current in all of its reporting obligations under the Exchange Act; to pay salaries of recently recruited senior executive officers; to discharge short term debt advanced by Puget’s principles and Qest in anticipation of this Limited Offering, payment of ordinary operating expenses, to maintain reserves for payment of costs associated with Exchange Act reports, , and, to register a stock dividend in shares of the Class B Convertible Preferred Stock to holders of Common Stock under the Securities Act also including securities subject to piggyback registration rights such as those offered hereby, all as described in the Memorandum available on the restricted investor section of Puget’s website (the “Use of Proceeds).

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

(2)	Puget may elect to borrow funds required for the purposes identified in Section 1(c)(1) and to repay such loans using proceeds of this Limited Offering.

(3)	(A)	Puget’s management is of the opinion that it will require substantial additional capital in order to fully develop its proposed business as described in the recommendations contained in a strategic memorandum prepared for Puget by its Affiliate and strategic consultant, Qest Consulting Group, Inc., available on Puget’s website and incorporated herein by reference.

(B)	Puget intends to obtain additional funds through a series of future private placements or public offerings involving an aggregate of up to $50,000,000 in its securities during the 36 months following closing on this private placement but no assurances can be provided that such plans are attainable.

(C)	This placement involves the offering of up to $20,000,000 in Units and will be closed upon receipt of funds representing 120 of the 800 Units offered ($3,000,000 in gross aggregate proceeds) provided that such proceeds are received on or before the close of business on November 15, 2021, if not, then all subscriptions received will be returned to the Limited Offering Subscribers whose subscriptions have been accepted without deduction but without payment of interest.

(4)	(A)	Puget may temporarily invest any unexpended balances on hand in government securities, certificates of deposit or money market funds.

(B)	Puget intends to make such investments only temporarily in order to avoid any requirement to register Puget under the Investment Company Act of 1940, although it has considered registering as a business development company under Section 55 et. seq. thereof and may, in the future, implement that proposal

(C)	Any income realized from investment of the net proceeds of this Limited Offering will be general revenues of Puget.

(D)	Affiliates of Puget may subscribe for Units, assuming there are Units available after all qualified subscribers from non-affiliates have been accepted.

(5)	Puget will provide reports on the actual use of proceeds on a quarterly basis until all proceeds have been expended, in its quarterly reports to the Commission on Form 10-Q or current reports on Form 8-K.

(d)	(1)	Information concerning Puget’s management, its stockholders, Puget’s proposed business plans, audited financial statements and disclosure of certain risks associated with this Limited Offering are disclosed on the heretofore disclosed annual report on Form 10-K for the year ended October 31, 2020, in quarterly reports for the fiscal quarters ended January 31, 2021, April 30, 2021 and July 31, 2021; in current reports on Form 8-K filed since July 31, 2021 and in the restricted section of Puget’s website located at https://pugettechnologies.com/ and are hereby incorporated by reference herein.

(2)	While Puget has been current in its reporting obligations to the Commission since October 31, 2020, Puget expects to become current in its reporting obligations to the Commission for the periods starting on October 31, 2015 through July 31, 2020 during 2021 using proceeds hereof to pay for required audits and at such time as it does, such materials will also become available to prospective investors on Puget’s and the Commission’s websites. All prospective investors must carefully review such disclosure prior to making an investment decision.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

(e)	The Units will be offered through Puget’s officers and directors and officers of its parent, Qest, on an uncompensated basis, as well as with the assistance of duly licensed broker dealers in securities. Such brokers or dealers will be paid commissions of up to 10% of their gross sales. Fixed expenses of the offering, including legal fees are expected to be approximately $20,000. In addition to the commissions, participating broker dealers will receive warrants to purchase Class B Convertible Preferred Stock equal to 5% of the securities they place (a maximum, assuming that they sell all 4,000,000 of the shares offered, of warrants to purchase 200,000 shares). Such warrants will be exercisable at $5.50 per share during the seven-year period following closing on this Limited Offering subject the terms and conditions of Puget’s current Warrant Indenture heretofore filed with the Commission. Participating broker dealers may elect to receive their commissions in shares of the Class B Convertible Preferred Stock valued at the offering price paid by Subscribers.

(f)	Subject to receipt of the minimum placement proceeds as described above the placement may remain open indefinitely, subject to applicable laws.

(g)	Until the minimum offering has been attained as described above, unless the initial subscription is for 120 or more Units all funds will be retained in a segregated account to be maintained as a trust account by legal counsel to Puget who will be responsible for providing a legal opinion indicating that the securities comprising the Units, when issued, will have been fully paid and are nonassessable.

(h)	The securities comprising the Units offered are specifically described in the following documents heretofore filed with the Commission and available on the Commission’s EDGAR website and on Puget’s corporate website at https://pugettechnologies.com/, to wit, a certificate designating the attributes of Puget’s Class B Convertible Preferred Stock, as well as description thereof in Puget’s Amended and Restates Articles of Incorporation.

2.       Subscription Consideration.

(a)	The undersigned (the “Limited Offering Subscriber”) hereby subscribes for _____ units of the securities offered each comprised of 5,000 shares of Class B Convertible Preferred Stock, each Unit being offered at a gross offering price of $25,000. The Class B Convertible Preferred Stock is in turn convertible into shares of Puget’s Common Stock at a conversion rate of ten shares of Common Stock for each share of Class B Convertible Preferred Stock, subject to antidilutive provisions in case of reverse stock splits, etc.;

(b)	The Limited Offering Subscriber must tender payment in full therefor immediately following receipt of an executed copy of this Agreement evincing acceptance of this subscription by Puget.

(c)	Within 72 hours after receipt of completed subscription documents and full payment for the Units, Puget’s transfer agent will issue and deliver to the Limited Offering Subscriber, at Puget’s expense, a certificate for the aggregate shares Class B Convertible Preferred Stock paid for, provided, however, that if legally permitted, the foregoing will be effected without certificates in book entry format, unless the Limited Offering Subscriber specifically request delivery in certificate form.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

3.       Limited Offering Subscriber’s Representations, Warranties and Covenants.

As a material inducement to Puget’s consideration of the Limited Offering Subscriber’s offer to acquire Units the Limited Offering Subscriber represents, warrants and covenants to Puget, as follows:

(a)	Unless designated in writing by Puget as one of up to 35 permitted non-accredited investors permitted to participate in this Limited Offering, the Limited Offering Subscriber is familiar with the requirements for treatment as an “accredited investor” under Regulation D, Section 4(a)(5) of the Act and Rule 506(b) of Regulation D promulgated thereunder, and meets one or more of the definitions of an “accredited investor” contained in Rule 501 promulgated under authority of the Act and has, alone or together with his Offeree’s Representative, if any, (as hereinafter defined) such knowledge and experience in financial matters that the Limited Offering Subscriber is capable of evaluating the relative risks and merits of this subscription;

(b)	The Limited Offering Subscriber acknowledges that he, she or it has, based on his, her or its own substantial experience, the ability to evaluate the transactions contemplated hereby and the merits and risks thereof in general and the suitability of the transaction for the Limited Offering Subscriber in particular;

(c)	(1)	The Limited Offering Subscriber understands that the offer and issuance of the Units is being made in reliance on his, her or its representation that he, she or it has reviewed all of Puget’s reports heretofore filed with the Commission supplemented by copies of the forms prepared to bring Puget’s currently deficient Exchange Act reports current, albeit in draft form.

(2)	The Limited Offering Subscriber is fully aware of the material risks associated with becoming an investor in Puget and confirms that he, she or it was previously informed that all documents, records and books pertaining to this investment have been available from Puget and that all documents, records and books pertaining to this transaction requested by the Limited Offering Subscriber have been made available to the Limited Offering Subscriber;

(d)	The Limited Offering Subscriber has had an opportunity to ask questions of and receive answers from the officers of Puget concerning:

(1)	The terms and conditions of this Subscription Agreement and the transactions contemplated hereby, as well as the affairs of Puget and related matters; and

(2)	Any arrangements or proposed arrangements of Puget relating to any of the Limited Offering Subscribers that are not identical to the terms of all other Limited Offering Subscribers (none being anticipated);

(e)	The Limited Offering Subscriber has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraphs (a), (b), (c) and (d) hereof, as well as to supplement the information in the 34 Act Reports.

(f)	The Limited Offering Subscriber has provided Puget with the personal and business financial information including that contained in the form of investment letter annexed hereto and made a part hereof as exhibit 3(f) which he, she or it agrees demonstrates the Limited Offering Subscriber’s general ability to bear the risks of the subject transaction and suitability as a subscriber in a private offering and the Limited Offering Subscriber hereby affirms the correctness of such information;

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

(g)	The Limited Offering Subscriber acknowledges and is aware that:

(1)	The Units are a speculative investment with no assurance that Puget will be successful, or if successful, that such success will result in payments to the Limited Offering Subscriber or to realization of capital gains by the Limited Offering Subscriber on disposition of the Class B Convertible Preferred Stock or the Common Stock into which they may be converted; and

(2)	The Units being subscribed for, the shares of Class B Convertible Preferred Stock and shares of Common Stock[2] into which they are convertible have not been registered under the Securities Act or under any state securities laws, accordingly the Limited Offering Subscriber may have to hold such Class B Convertible Preferred Stock and Common Stock and may not be able to liquidate, pledge, hypothecate, assign or transfer them;

(h)	The Limited Offering Subscriber has obtained his, her or its own opinion from his, her or its legal counsel to the effect that after an examination of the transactions associated herewith and the applicable law, no action needs to be taken by either the Limited Offering Subscriber or Puget in conjunction with this Subscription and the issuance of the Units in conjunction therewith, other than such actions that have already been taken in order to comply with the securities law requirements of the Limited Offering Subscriber’s state of domicile; and

(i)	(1)	The Units, shares of Class B Convertible Preferred Stock and Common Stock into which they may be converted will bear restrictive legends and Puget’s transfer agent will be instructed not to transfer the subject securities unless they have been registered pursuant to Section 5 of the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to legal counsel to Puget and Puget’s president has been provided, to the effect that the proposed transaction is exempt from registration requirements imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any applicable state or foreign laws.

(2)	The legend shall read as follows: “The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the provisions of Rule 506(b) of Regulation D promulgated thereunder, and comparable state law provisions. These securities may not be transferred pledged or hypothecated unless they are first registered under applicable federal, state or foreign laws, or the transaction is demonstrated to be exempt from such requirements to Puget’s satisfaction.”

2 The shares of Class B Convertible Preferred Stock are each convertible into ten shares of Puget’s Common Stock with provisions restricting a reduction in the number of shares of Common Stock into which they can be converted notwithstanding changes in capitalization such as reverse stock splits.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

(j)	The Limited Offering Subscriber and his, her or its legal and financial advisors have carefully examined the instruments defining the securities being acquired as reflected in the restricted materials available to prospective investors through the distinct username and password features of Puget’s website at https://pugettechnologies.com/, have had the opportunity to seek clarification and explanations with respect thereto from Puget’s officers, and having done so, understand their rights and responsibilities hereunder.

4.       Responsibilities.

(a)	The officers of Puget will endeavor to exercise their best judgment in the conduct of all matters arising under this Subscription Agreement; provided, however, that this provision shall not enlarge, limit or otherwise affect the liability of Puget or its officers.

(b)	The Limited Offering Subscriber shall indemnify and hold harmless Puget; any corporation or entity affiliated with Puget; the officers, directors and employees of any of the foregoing; or any professional adviser thereto, as well as participating broker dealers from and against any and all loss, damage, liability or expense, including costs and reasonable attorney’s fees at trial or on appeal, to which said entities and persons may be subject or which said entities and persons incur by reason of or in connection with any misrepresentation made by the Limited Offering Subscriber, any breach of any of the Limited Offering Subscriber’s warranties or the Limited Offering Subscriber’s failure to fulfill any of the covenants or agreements under this Subscription Agreement.

5.       Survival of Representations, Warranties and Agreements.

The representations, warranties, covenants and agreements contained herein shall survive the delivery of and the payment for the Units being subscribed for.

6.       Notices.

Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed in the case of Puget to Puget Technologies, Inc., a the last address reflected therefor on the Commissions EDGAR website, and, in the case of the Limited Offering Subscriber, to the address set forth at the end of this Agreement, or to the address appearing on the books of Puget or to such other address as may be designated by the Limited Offering Subscriber or Puget in writing.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Limited Offering Subscriber Information

Please print the following Information

Limited Offering Subscriber’s Name: ________________________________

Limited Offering Subscriber’s Authorized Signatory:3 ________________________________

Limited Offering Subscriber’s Telephone Number: ________________________________

Limited Offering Subscriber’s Tax4 Number: ________________________________

Limited Offering Subscriber’s Address: ____________________________________________________

7.       Miscellaneous.

(a)	This Agreement shall be governed by, construed and enforced in accordance within the laws of the State of Nevada, both substantive, procedural (except for choice of law provisions) and remedial but venue for any proceedings associated directly or indirectly herewith will lie in Palm Beach County, Florida.

(b)	All disputes, misunderstandings, conflicts or required interpretations arising hereunder which Debenture holders pursue will be resolved in the following manner, first, through mediation and then, if mediation is not successful after 60 days, through binding arbitration in accordance with the rules and procedures of the American Arbitration Association’s® Miami Regional Office.

(c)	This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the Parties hereunder shall not be assumable by any Party hereto without the prior written consent of the other.

(d)	This Agreement represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the Party against whom enforcement of any such amendment, supplement or modification is sought.

(e)	The failure of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver of any Party of any breach of any provision of this Agreement shall not be construed to be a waiver by such Party of any succeeding breach of such provision or waiver by such Party of any breach of any provision.

(f)	The terms of this Agreement are subject to the terms of the Certificate of Designation, Debenture and Warrant Indentures heretofore incorporate by reference herein, which, in the event of any conflict, will be deemed governing.

(g)	The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3 If applicable (e.g., if the Subscriber is a corporation, partnership, joint venture, etc.).

4 FEIN or Social Security number.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

IN WITNESS WHEREOF, I have executed this Agreement as the Limited Offering Subscriber this ___ day of ______________, 2021.

Limited Offering Subscriber

By:
(Signature)

Subscription Accepted:
PUGET TECHNOLOGIES, INC.
Dated:
By:
Karen Lynn Fordham, MBA, President
{Corporate Seal}
Attest:
Carlos H. Arce, Esquire, Secretary

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

Exhibit 3(f):

Form of Investment Letter

[Date]:

Karen Lynn Fordham, MBA

President

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A

Boca Raton, Florida 33432

Re.:	Subscription for Units comprised of 5,000 shares of Class Convertible Preferred Stock

Dear Ms. Fordham:

I hereby certify and warrant that I am acquiring units of Puget securities each comprised of 5,000 shares of Class B Convertible Preferred Stock (the “Units”). I hereby certify under penalty of perjury that upon receipt of the Units, I will be acquiring them for my own account for investment purposes without any current intention of selling or distributing all or any part thereof. I represent and warrant that:

[_] I qualify as an accredited investor (as that term is defined in rule 501 of Regulation D promulgated under authority of the Securities Act of 1933, as amended); or that

[_] I am one of the 35 designated permitted non-qualified investors permitted to participate in Puget’s Limited Offering of Units to which this letter pertains;

and that I am sophisticated in financial affairs, or have relied on the advice of someone sophisticated in financial affairs, and that I am able to bear the economic risks of this investment and I do not have any reason to anticipate any change in my circumstances, financial or otherwise, nor any other particular occasion or event which should cause me to sell or distribute, or necessitate or require my sale or distribution of the securities comprising the Units. No one other than me has any beneficial interest in the Units.

I further certify that I have consulted with my own legal counsel who, after having been apprized by me of all the material facts surrounding this transaction, opined to me, for the benefit of Puget, that this transaction was being effected in full compliance with the applicable securities laws of my state of domicile. I agree that I will in no event sell or distribute any of the Units or their components unless in the opinion of your counsel (based on an opinion of my legal counsel) they may be legally sold without registration under the Securities Act of 1933, as amended, and/or registration and/or other qualification under then-applicable State and/or Federal statutes, or the Debentures, Warrants, Class B Convertible Preferred Stock or Common Stock into which the Class B Convertible Preferred Stock may be converted shall have been so registered and/or qualified.

I am fully aware that the Units are being offered and sold by Puget to me in reliance on the exemption provided by Rule 506(b) of Regulation D promulgated thereunder, which exempt the sale of securities by an issuer solely to accredited investors and not more than 35 non-accredited investors and on my certifications and warranties. In connection with the foregoing, I consent to your legending my certificates representing the securities being acquired to indicate my investment intent and the restriction on transfer contemplated hereby and to your placing a “stop transfer” order against the subject securities in Puget’s securities transfer books until the conditions set forth herein shall have been met.

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/

I acknowledge by my execution hereof that I have had access to the section of Puget’s website restricted to prospective investors who have been issued a specific username and password in order to log is where I have had access to information concerning Puget’s history, proposed business, management, principal stockholders, capitalization, the securities comprising the Units and risks associated with this investment, among other things, that I have inspected the same to my full and complete satisfaction, and that members of Puget’s management have been made available to me and to my advisors to answer any questions I had with reference to the foregoing prior to my acquisition of the Units. I further represent and warrant that because of my experience in business and investments, I am competent to make an informed investment decision with respect thereto on the basis of my inspection of your records and my questioning of your officers.

I further certify that my domicile is located at the following address:

_____________________________________________________________________________

Building, apartment and street address

_____________________________________________________________________________

City, state, country and zip code

Very truly yours,

Limited Offering Subscriber

Puget Technologies, Inc.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

1 561 2108535 info@pugettechnologies.com * https://pugettechnologies.com/